                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (Amendment No.   )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement                     [    ] CONFIDENTIAL, FOR  USE OF
[ X ]  Definitive Proxy Statement                             THE COMMISSION ONLY (AS PERMITTED
[   ]  Definitive Additional Materials                        BY RULE 14A-6(E)(2))
[   ]  Soliciting Material Pursuant to
       Section 240.14a-11(c) or Section 240.14a-12

                       WESTINGHOUSE ELECTRIC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       WESTINGHOUSE ELECTRIC CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
       Item 22(a)(2) of Schedule 14A.
[   ]  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3)
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

 1)   Title of each class of securities to which transaction applies:

 -------------------------------------------------------------------------------

 2)   Aggregate number of securities to which transaction applies:

 -------------------------------------------------------------------------------

 3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 -------------------------------------------------------------------------------

 4)   Proposed maximum aggregate value of transaction:

 -------------------------------------------------------------------------------

 5)   Total fee Paid:

 -------------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)   Amount Previously Paid:

   -------------------------------------------------------------------------

 2)   Form, Schedule or Registration Statement No.:

   -------------------------------------------------------------------------

 3)   Filing Party:

   -------------------------------------------------------------------------

 4)   Date Filed:

 -------------------------------------------------------------------------

DEAR FELLOW SHAREHOLDER:

     It is my pleasure to invite you to attend Westinghouse Electric Corporation's 1996 Annual Meeting of Shareholders. The meeting will be held at the Kansas City Marriott Downtown, Kansas City, Missouri on Wednesday, April 24, 1996, beginning at 10:30 a.m., Central Time. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be transacted at the meeting.

     At the meeting, I will report on the activities of the Company. We will then take action on the matters described in the proxy statement. The meeting will conclude with a question and answer period.

     Regardless of the number of shares you own, it is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete, sign, date and return your proxy card as soon as possible. Your vote is important to the Board of Directors. We appreciate your time and attention to the accompanying proxy statement.

     I look forward to seeing you at the meeting.

Sincerely,


/s/ MICHAEL H. JORDAN

Michael H. Jordan
Chairman of the Board and
Chief Executive Officer

WESTINGHOUSE ELECTRIC CORPORATION
NOTICE OF ANNUAL MEETING

     The 1996 Annual Meeting of Shareholders of Westinghouse Electric Corporation will be held at the Kansas City Marriott Downtown, 200 W. 12th Street, Kansas City, Missouri on Wednesday, April 24, 1996, beginning at 10:30 a.m., Central Time. The purposes of the meeting are to consider and act upon:

     (1)     the election of eleven directors, each for a term of one year;

     (2)     the election of independent accountants;

     (3) a proposal to amend the Deferred Compensation and Stock Plan for Directors;

     (4)     if properly presented, the shareholder proposals contained herein;
             and

     (5)     such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 1, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     The vote of each shareholder is important. In order to obtain the maximum representation, we urge you to complete, sign, date and return your proxy card as promptly as possible. In this way, if you are unable to attend, your shares can nevertheless be voted at the meeting. A return envelope is enclosed for your convenience. Your proxy may be revoked by delivering written notice of revocation to the Corporate Secretary prior to the time voting is declared closed or by attending the meeting and voting your shares in person.

     YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR PURPOSES OF CONDUCTING BUSINESS.

     IF YOU PLAN TO ATTEND THE MEETING, PLEASE KEEP THE ADMISSION TICKET THAT IS ATTACHED TO THE PROXY CARD ACCOMPANYING THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ALSO CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD. YOUR NAME WILL THEN BE PLACED ON AN ADMISSION LIST HELD AT THE ENTRANCE TO THE MEETING. SHAREHOLDERS WHO OWN SHARES THROUGH BANKS OR BROKERS AND WHO PLAN TO ATTEND MAY HAVE THEIR NAMES ADDED TO THE ADMISSION LIST BY SENDING A WRITTEN NOTIFICATION, ALONG WITH PROOF OF OWNERSHIP (SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT), TO THE CORPORATE SECRETARY'S OFFICE, 11 STANWIX STREET, PITTSBURGH, PENNSYLVANIA 15222-1384. PLEASE NOTE THAT THIS IS A CHANGE IN THE ADMISSION PROCEDURE FROM PRIOR MEETINGS.

On Behalf of the Board of Directors,

/s/ ANGELINE C. STRAKA

Angeline C. Straka
Vice President, Secretary
and Associate General Counsel

Pittsburgh, Pennsylvania
March 12, 1996

TABLE OF CONTENTS

Election of Directors ....................................................  4
The Board of Directors and its Committees ................................ 10
Director Compensation .................................................... 12
Transactions Involving Directors and Executive Officers .................. 13
Litigation Involving Derivative Claims Against Directors ................. 14
Security Ownership ....................................................... 15
Executive Compensation ................................................... 18
Option Grants ............................................................ 20
Option Exercises and Fiscal Year-End Values .............................. 22
Pension Benefits ......................................................... 23
Compensation and Severance Arrangements .................................. 24
Compensation Committee Report on Executive Compensation .................. 25
Compensation Committee Interlocks and Insider Participation .............. 29
Shareholder Return Performance Presentation .............................. 29
Election of Independent Accountants ...................................... 31
Proposal to Amend the Deferred Compensation and Stock Plan for Directors . 32
Shareholder Proposal: Non-Employee Director Nominee Stock Ownership ...... 38
Shareholder Proposal: Number of Boards on Which Directors Serve .......... 40
Shareholder Proposal: Base Salary Tied to Stock Value/Bonuses ............ 42
Voting Information ....................................................... 44
Shareholder Proposal Submissions ......................................... 44
Solicitation of Proxies .................................................. 45
Deferred Compensation and Stock Plan for Directors, as Amended ........... 46

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 1996


     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Westinghouse Electric Corporation ("Westinghouse" or the "Company") of proxies for the 1996 Annual Meeting of Shareholders to be held on April 24, 1996, and all adjournments thereof. This proxy statement and the accompanying proxy card are first being sent to shareholders on or about March 12, 1996. Only the holders of record of common stock at the close of business on March 1, 1996 are entitled to vote at the meeting. On that date, 418,119,975 shares of common stock were outstanding, each of which entitles the holder to one vote on each matter to come before the meeting.

     The by-laws of the Company provide that proxies, ballots and voting tabulations that identify individual shareholders will be kept confidential except as may be necessary to meet applicable legal requirements. Information that identifies individual shareholders is available for examination only by the judge of election and persons associated with an independent third-party tabulator.

     The principal executive offices of the Company are in the Westinghouse Building, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222-1384.

1.   ELECTION OF DIRECTORS
     (Item 1 on proxy card)

     At the 1996 Annual Meeting of Shareholders, eleven directors are to be elected to hold office until the 1997 Annual Meeting of Shareholders and until their successors have been elected and qualified. The Board presently consists of twelve members. In accordance with the Company's retirement policy for non-employee directors, Richard M. Morrow will retire from the Board at the 1996 Annual Meeting of Shareholders. As a result, the Board has determined to reduce the size of the Board, effective at the 1996 Annual Meeting of Shareholders, to eleven members. The Board of Directors proposes for election Frank C. Carlucci, Robert E. Cawthorn, Gary M. Clark, George H. Conrades, William H. Gray III, Michael H. Jordan, David K. P. Li, David T. McLaughlin, Richard R. Pivirotto, Paula Stern and Robert D. Walter, all of whom are now directors of the Company.

     Information about the nominees is set forth on pages 5 through 10.

     The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that, unless a contrary direction is indicated on the proxy card, they intend to vote for the election of the proposed nominees. They have also advised that in the event any of the eleven nominees shall not be available for election, they will vote for the election of such substitute nominee or nominees, if any, as the Board may propose, or, in lieu thereof, the Board may reduce the number of directors in accordance with the by-laws of the Company.

NOMINEES PROPOSED BY THE BOARD OF DIRECTORS
-------------------------------------------

                           FRANK C. CARLUCCI, 65
                           Chairman
    Picture                The Carlyle Group (merchant banking)
                           Washington, D.C.


In 1989, Mr. Carlucci joined The Carlyle Group, a Washington-based merchant bank, as vice chairman and became its chairman in 1993. He served the United States government in various capacities, including Secretary of Defense from 1987 to 1989 and Assistant to the President for National Security Affairs from 1986 to 1987. Mr. Carlucci is a director of Ashland Oil, Inc., BDM International, Inc., Bell Atlantic Corporation, CB Commercial Real Estate Group, Inc., Kaman Corporation, Neurogen Corporation, Quaker Oats Company, Northern Telecom, Ltd., Pharmacia & Upjohn Inc., General Dynamics Corporation, SunResorts Ltd., N.V., and Texas Biotechnology Corporation. Mr. Carlucci was first elected to the Westinghouse Board in 1989.


                           ROBERT E. CAWTHORN, 60
                           Chairman
    Picture                Rhone-Poulenc Rorer Inc. (pharmaceuticals)
                           Collegeville, Pennsylvania


Mr. Cawthorn joined Rorer Group Inc. (now Rhone-Poulenc Rorer Inc.) in 1982 as executive vice president and president of Rorer's International Division. He became president of Rorer Group in 1984, chief executive officer in 1985, and chairman in 1986. Mr. Cawthorn is also chairman of Fisons plc and a director of Rhone-Poulenc Rorer Inc., Sun Company, and the Vanguard Group of Investment Companies. Mr. Cawthorn was first elected to the Westinghouse Board in 1995.

                          GARY M. CLARK, 60
                          President
    Picture               Westinghouse Electric Corporation
                          Pittsburgh, Pennsylvania


Mr. Clark, who joined Westinghouse in 1957, has served as president of Westinghouse and a director since 1993. From January 1993 to June 1993, Mr. Clark also served as interim chief executive officer. After holding various management posts with Westinghouse, he was named executive vice president of the industries group in 1988 and appointed executive vice president of industries and corporate resources in 1991. Mr. Clark is a director of The Western Pennsylvania Healthcare Systems, Inc., the Manufacturers' Alliance for Productivity and Innovation, Inc. and the National Association of Manufacturers.


                          GEORGE H. CONRADES, 57
                          Chairman of the Board and Chief Executive Officer
     Picture              BBN Corporation (high technology)
                          Cambridge, Massachusetts


Mr. Conrades joined International Business Machines (IBM) in 1961 and held a number of management positions in the United States and Asia. At the time of his retirement from IBM in 1992, he was senior vice president, corporate marketing and services. In 1992, he became a partner in Conrades/Reilly Associates, a business consulting company. In 1994, he was named president and chief executive officer of Bolt Beranek & Newman, Inc. (now BBN Corporation), a provider of inter-networking services, products and application solutions. In 1995, he was appointed chairman of the board. Mr. Conrades is a director of BBN Corporation, Pioneer Companies, Inc. and CRA Managed Care, Inc. Mr. Conrades was first elected to the Westinghouse Board in 1994.

                          WILLIAM H. GRAY III, 54
                          President and Chief Executive Officer
        Picture           The College Fund/UNCF (non-profit fund-raising)
                          Fairfax, Virginia


Mr. Gray has been president and chief executive officer of The College Fund/UNCF since 1991. From 1979 until 1991, he was a member of the United States House of Representatives and served as house majority whip. Mr. Gray is a director of The College Fund/UNCF, Warner-Lambert Company, The Prudential Insurance Company of America, Union Pacific Corporation, MBIA, Inc., Rockwell International, and The Chase Manhattan Bank, N.A. Mr. Gray was first elected to the Westinghouse Board in 1991.


                          MICHAEL H. JORDAN, 59
                          Chairman and Chief Executive Officer
        Picture           Westinghouse Electric Corporation
                          Pittsburgh, Pennsylvania


Mr. Jordan was elected chairman and chief executive officer of Westinghouse, and a member of the Board, in 1993. From 1974 to 1992, Mr. Jordan held various management positions with PepsiCo, Inc., a beverage, snack food and restaurant company, retiring as chairman of the PepsiCo International Foods and Beverages Division in 1992. From 1992 until June 1993, he was a partner with Clayton, Dubilier & Rice, Inc., a private investment firm. Mr. Jordan is a director of Rhone-Poulenc Rorer Inc., Melville Corporation, Dell Computer Corporation, The College Fund/UNCF, and Aetna Life and Casualty Company. He also serves as a member of President Clinton's Export Council.

                          DAVID K. P. LI, 56
                          Deputy Chairman and Chief Executive
        Picture           The Bank of East Asia, Limited (banking)
                          Hong Kong


Dr. Li joined The Bank of East Asia, Limited in 1969 as chief accountant. He held a number of management positions and was appointed chief executive in 1981. In January 1995, Dr. Li was named deputy chairman and chief executive. Dr. Li is a director of The Bank of East Asia, Limited, Campbell Soup Company, Dow Jones & Company, Inc., Hong Kong Telecommunications Limited, South China Morning Post (Holdings) Limited, and Sime Darby Berhad. Dr. Li was elected to the Westinghouse Board in July 1995.


                          DAVID T. McLAUGHLIN, 63
                          President and Chief Executive Officer
        Picture           The Aspen Institute (leadership enhancement)
                          Queenstown, Maryland


In 1987, Mr. McLaughlin became chairman of The Aspen Institute and in 1988 was appointed president and chief executive officer. From 1970 to 1981, Mr. McLaughlin served in various management roles at The Toro Company, being named chairman and chief executive officer in 1977. From 1981 to 1987, he was president of Dartmouth College. Mr. McLaughlin is a director of Atlantic Richfield Company, The Chase Manhattan Corporation and its subsidiary, The Chase Manhattan Bank, N.A., PartnerRe Services, Ltd., Standard Fusee Corporation and Atlas Air Inc. Mr. McLaughlin was first elected to the Westinghouse Board in 1979.

                          RICHARD R. PIVIROTTO, 65
                          President
        Picture Richard R. Pivirotto Co., Inc. (management consulting) Greenwich, Connecticut


Mr. Pivirotto is president of Richard R. Pivirotto Co., Inc., a management consulting firm. Mr. Pivirotto served as chairman of Associated Dry Goods Corporation from 1976 until his retirement in 1981. He continued to serve on the board of Associated Dry Goods until its acquisition by May Department Stores in 1986. Mr. Pivirotto is a director of General American Investors Company, Inc., The Gillette Company, New York Life Insurance Company, Immunomedics, Inc., and the General Theological Seminary. He is also a trustee emeritus of Princeton University and a trustee and past chairman of the Greenwich Hospital Association. Mr. Pivirotto was first elected to the Westinghouse Board in 1973.


                          PAULA STERN, 50
                          President
        Picture The Stern Group, Inc. (economic analysis and trade advisory services)
                          Washington, D.C.


Since 1988, Dr. Stern has been president of The Stern Group, Inc., a Washington-based trade and international economic advisory firm. From 1972 to 1988, Dr. Stern held various positions with the United States government, including commissioner and then chairwoman of the U.S. International Trade Commission. She is a director of Harcourt General, Duracell International, Inc., Dynatech Corporation and Wal-Mart Stores, Inc. Dr. Stern was first elected to the Westinghouse Board in 1992.

                          ROBERT D. WALTER, 50
                          Chairman and Chief Executive Officer
      Picture Cardinal Health, Inc. (wholesale pharmaceutical distributor)
                          Dublin, Ohio


Mr. Walter is the founder, chairman and chief executive officer of Cardinal Health, Inc. Since 1970, through internal growth and acquisitions, he has built Cardinal into one of the nation's largest wholesalers of pharmaceutical and related health care products with annual sales in 1995 of $7.8 billion. Mr. Walter is a director of Cardinal Health, Inc., Banc One Corporation and Columbia/HCA Healthcare Corporation. Mr. Walter was first elected to the Westinghouse Board in 1994.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     In 1995, there were fourteen meetings of the Board. Each director attended at least 80% of all meetings of the Board and its committees on which the director served. Consistent with Westinghouse's long-standing practice and its by-laws, a majority of the members of the Board are independent as defined under the Company's by-laws. At the present time, there are twelve members of the Board. Mr. Morrow will retire from the Board at the 1996 Annual Meeting of Shareholders.

     Westinghouse has four standing Board committees: the Audit Review Committee, the Committee on Environment and Health, the Compensation Committee, and the Nominating and Governance Committee. All members of these committees are independent directors.

     The Audit Review Committee assists the Board in fulfilling its responsibilities concerning the Company's accounting and financial reporting practices and the ethical conduct of the Company and its employees. This committee makes recommendations to the Board regarding the selection, retention or termination of the Company's independent accountants and reviews the professional services, proposed fees and independence of such accountants. This committee also reviews with management and the independent accountants both the controls established to protect the integrity of the quarterly reporting process and the Company's annual financial statements. Mr. Pivirotto is chair of this committee, and directors Carlucci, Cawthorn, Gray, McLaughlin, Morrow and Stern are members. This committee held three meetings in 1995.

     The Committee on Environment and Health oversees the Company's environment and health policies. This committee reviews with management the Company's policies and plans concerning activities which affect the environment, reviews health and safety issues affecting employees and the general public, and reviews the Company's compliance with laws and regulations relating to the environment and health and safety issues. Mr. Morrow is chair of this committee, and directors Carlucci, Gray, Pivirotto and Stern are members. This committee held one meeting in 1995.

     The Compensation Committee assists the Board in the establishment of appropriate compensation and benefits for the Company's directors, officers and employees. This committee's general responsibilities include advising the Board on certain compensation matters, evaluating and approving the chief executive officer's compensation, reporting to shareholders on executive compensation, and evaluating new and existing executive compensation and benefit programs. This committee also reviews and makes recommendations concerning outside director compensation and administers annual incentives for key employees and the Company's long-term incentive plans. During 1995, this committee engaged an independent compensation consultant as an advisor. Mr. Conrades is chair of this committee, and directors McLaughlin, Morrow, Pivirotto and Walter are members. This committee held five meetings in 1995.

     The Nominating and Governance Committee makes recommendations to the Board concerning the recruitment and selection of the chief executive officer and Board candidates. This committee also reviews the Company's position on all significant corporate governance issues and recommends appropriate changes to the Board. In addition, this committee assesses the performance of the Board, reviews the size and composition of the Board and makes appropriate recommendations. Mr. McLaughlin is chair of this committee, and directors Conrades, Gray, Morrow and Pivirotto are members. This committee held four meetings in 1995.

     Any shareholder desiring to recommend a Board candidate for consideration by the Nominating and Governance Committee should furnish to the Corporate Secretary a resume of the experience and qualifications of the proposed nominee and a written statement signed by the proposed nominee consenting to be nominated to the Board and to serve if elected. Any shareholder wishing to nominate a candidate at the 1997 Annual Meeting of Shareholders must, pursuant to the Company's by-laws, send a notice to the Corporate Secretary at the principal executive offices of Westinghouse on or before January 30, 1997 setting forth the information required by the by-laws. A candidate for director should be highly experienced, have knowledge and a background that will be useful to the Company and the ability to exercise sound business judgment. The candidate must also be willing and able to commit the time and effort needed to be an effective director.

     In 1994, the Board reviewed its corporate governance policies. After completing this review, the Board issued guidelines, identifying its policies with respect to significant corporate governance matters. These guidelines include a statement of the mission of the Board of Directors and the structure by which it will operate. They also outline responsibilities of the Board in such areas as selection and evaluation of the chairman and the chief executive officer and assessment of Board performance. If you would like to have a copy of these guidelines, please contact the Corporate Secretary's Office and a copy will be sent to you.

DIRECTOR COMPENSATION

1995 COMPENSATION

     Directors who are employees of the Company are not compensated for service on the Board. For 1995, non-employee directors received: an annual cash retainer of $22,000; $1,200 for each Board and committee meeting attended; and a stock option grant for 3,000 shares of common stock. Directors who served on the Board for less than a full year received a pro rata portion of this compensation. For special services outside the scope of normal Board and committee activities, non-employee directors were also entitled to receive a $1,200 per diem fee. No such fees were paid in 1995. Non-employee directors serving as committee chairs additionally received a $2,000 annual cash retainer and a stock option grant for 750 shares of common stock. Non-employee directors were able to defer all or a portion of their retainer and fees on terms similar to the terms for deferral of annual incentive awards described on page 19, including valuation of shares upon a change in control. Upon termination of service as a director, deferred amounts will be received in five annual installments.

     Under the Advisory Director's Plan, a non-employee director who retires at age 70 and has completed at least five years of Board service receives a post-retirement annual payment (up to a maximum of ten payments) equal to 100% of the annual retainer in effect at the time of the director's retirement. In the event of a change in control of the Company, such benefits vest immediately and the value of unpaid benefits are paid on such terms as the committee administering this plan may prescribe. The Board has determined to eliminate this benefit as to future retirees in connection with the proposed changes being made in the area of director compensation. These proposed changes are described in more detail on pages 32 through 38.

     Non-employee directors with at least one year of Board service and the Chairman participate in the Director's Charitable Giving Program. Upon the death of an eligible director, the Company will make a donation of $500,000 to a single qualifying charitable or other non-profit organization, or a donation of $250,000 to each of two such organizations, selected by that director. The donations are funded with the proceeds of life insurance maintained on the directors. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. In the event of a change in control of the Company, donations may be made as of the date of such change in control and paid on such basis and in such form as the committee administering this program may prescribe. The Board has determined to eliminate this benefit for future directors in connection with the proposed changes being made in the area of director compensation.

     The Company also provides each non-employee director with accidental death and dismemberment insurance in the principal amount of $500,000. Benefits will generally be paid under this insurance if a covered event occurs while the director is on Westinghouse business. The total annual cost to the Company of this insurance for all directors in 1995 was approximately $15,000.

     The Company also maintains a gift matching program for directors. Under this program, the Company will match personal contributions made to eligible charitable or educational institutions. The maximum match per year is $2,000 to eligible colleges or universities and $1,000 to eligible charitable organizations.

1996 PROPOSED COMPENSATION

     In 1995, the Compensation Committee recommended and the Board approved changes to director compensation for 1996. One of the primary goals of these changes was to increase the stock-based components of director compensation. The stock-based components of these changes, which further align director and shareholder interests, are being voted on by shareholders at the 1996 Annual Meeting of Shareholders. If these changes are adopted, for 1996, non-employee directors will receive an annual director's fee of $60,000 paid as follows: one-half in the form of cash; one-fourth in the form of shares of the Company's common stock; and one-fourth in the form of stock options. The annual director's fee is subject to forfeiture on a pro rata basis in the event an attendance requirement is not met. The stock-based portion of the annual director's fee has a mandatory holding period and the exercise price on one-third of the stock options is set at 125% of the fair market value of the common stock on the grant date, with the remainder set at 100% of such market value. Committee chairs, upon election in April 1996, will also receive a committee chair's fee of $5,000 paid in the form of shares of common stock. Non-employee directors may also receive a $1,200 per diem fee in cash for special services outside the scope of normal Board and committee activities.

     Current non-employee directors and the Chairman will continue to participate in the Director's Charitable Giving Program. New directors will not participate in this program. Non-employee directors will be provided with accidental death and dismemberment insurance and will be eligible to participate in the deferral and gift matching programs. The prior arrangement of receiving an annual cash retainer and meeting fees will be eliminated. For more information on changes to director compensation, see pages 32 through 38.

TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

     During 1995, the Company and its subsidiaries engaged in various transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-employee directors are executive officers. The Company does not consider the amounts involved in any of these transactions to be material.

     In the normal course of its business, the Company paid approximately $110,000 during 1995 to Newmyer Associates, Incorporated, a firm that offers companies newsletters and monitoring and reporting services on congressional and executive branch developments. Mr. Carlucci is chairman and a 10% shareholder of Newmyer. The Company expects to continue to use the services of Newmyer in 1996.

LITIGATION INVOLVING DERIVATIVE CLAIMS AGAINST DIRECTORS

     In December 1988, a derivative action was filed in the United States District Court, District of New Jersey, against the Company and certain of its previous directors and current directors McLaughlin, Morrow and Pivirotto seeking disqualification of such persons from continuing to serve as directors and other legal, equitable or declaratory relief as the court deems proper plus costs and attorneys' fees. This action alleged violations by the directors of certain provisions of the federal securities laws and asserted state law breach of fiduciary duty claims arising from the procurement of a contract to construct a nuclear power plant (the "power plant contract") in the Republic of the Philippines. In January 1994, the parties submitted to the District Court a stipulation which resulted in an order dismissing the derivative action. In the stipulation, plaintiffs reserved the right to reinstate the action under certain circumstances. In October 1995, the Company reached a settlement with the Republic of the Philippines of a lawsuit filed in connection with the power plant contract. Although the Company does not believe that the plaintiffs in the derivative action have any right to reinstate their action as a result of such settlement, the plaintiffs have indicated that they may seek to reinstate such action.

     In April and December 1991, derivative actions were filed in the United States District Court, Western District of Pennsylvania, against the Company and certain of its previous directors and current directors Carlucci, McLaughlin, Morrow and Pivirotto alleging violation of the directors' common law fiduciary duties in connection with the operation of Westinghouse Financial Services, Inc. and Westinghouse Credit Corporation, former subsidiaries of the Company. After consolidation of the actions, the derivative suit was amended in June 1992 to allege violations of the federal securities laws. The suit was dismissed in its entirety in July 1993, although plaintiffs had the right to refile their complaint with respect to certain claims. Plaintiffs subsequently refiled the action and defendants moved to dismiss the refiled complaint. In September 1993, the directors were dismissed from the suit by stipulation of the parties without prejudice. On January 20, 1995, the District Court again dismissed the suit in its entirety. However, the plaintiffs appealed this ruling on February 8, 1995. The United States Court of Appeals for the Third Circuit heard arguments on November 2, 1995, and the parties are currently awaiting a ruling from this Court.

     Westinghouse and the individual director defendants believe that these actions are without merit and intend to continue to defend the suits vigorously.

     In accordance with its by-laws, Westinghouse intends to indemnify the director defendants against reasonable expenses and any liability or amounts paid in settlement or incurred by them in connection with the foregoing to the extent not prohibited by law. In addition, Westinghouse maintains policies of insurance under which its directors are insured, subject to specified exclusions, deductibles and maximum amounts, against loss arising from any civil claim or claims which may be made against any director by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted as a director.

SECURITY OWNERSHIP

     The following table sets forth the number of shares of common stock beneficially owned on January 5, 1996 (except as otherwise noted) by each director, by each of the named executive officers and by the directors and executive officers of the Company as a group as reported by each such person. On that date, all such persons as a group beneficially owned less than one percent of the outstanding common stock of the Company. Each person has sole voting and investment power over the shares reported, except as noted. No other equity securities of the Company or its subsidiaries were beneficially owned, directly or indirectly, by any director, named executive officer or other executive officer on January 5, 1996.

                                                          Amount and Nature of
Name                                                      Beneficial Ownership
---------------------------------------------------------------------------------------------
F. C. Carlucci                                               11,864 shares(1)(2)(3)(4)(5)
R. E. Cawthorn                                               13,730 shares(3)(4)
G. M. Clark                                                 778,346 shares(6)
G. H. Conrades                                               16,905 shares(1)(2)(3)(4)
W. H. Gray                                                   10,419 shares(1)(2)(3)(4)
F. J. Harvey                                                177,656 shares(6)
M. H. Jordan                                              1,092,888 shares(6)
W. C. Korn                                                  264,588 shares(6)
D. K. P. Li                                                   8,230 shares(3)(4)
D. T. McLaughlin                                             24,304 shares(1)(2)(3)(4)
R. M. Morrow                                                 30,155 shares(1)(2)(3)(4)
R. R. Pivirotto                                               9,078 shares(1)(2)(3)(4)
F. G. Reynolds                                              395,500 shares(6)
P. Stern                                                      8,999 shares(1)(2)(3)(4)
R. D. Walter                                                 58,832 shares(1)(3)(4)
All directors and executive officers as a group           4,125,332 shares(1)(2)(3)(5)(6)(7)
---------------------------------------------------------------------------------------------

(1) Includes the following common stock equivalents owned by the indicated directors under the Company's Deferred Compensation and Stock Plan for
        Directors: Carlucci 2,444; Conrades 410; Gray 1,489; McLaughlin 3,141; Morrow 3,141; Pivirotto 3,141; Stern 1,159 and Walter 102.


(2) The indicated directors have deferred all or part of their annual retainer or fees. As a result of these deferrals, at a future date, these directors will be entitled to receive the following number of shares, which are reflected in the table, or cash for all or part thereof: Carlucci 2,690; Conrades 3,015; Gray 4,300; McLaughlin 12,939; Morrow 21,620; Pivirotto 1,057 and Stern 2,810.


(3) Includes the following shares not owned by the indicated directors on January 5, 1996, but with respect to which they had the right to acquire beneficial ownership within 60 calendar days through the exercise of stock options: Carlucci 3,000; Cawthorn 3,000; Conrades 3,750; Gray 3,000; Li 1,500; McLaughlin 3,750; Morrow 3,750; Pivirotto 3,750; Stern 3,000 and Walter 3,000.

(4) Includes 244 restricted shares granted to director Morrow and 730 restricted shares granted to each other director on January 31, 1996. These grants were made under the Deferred Compensation and Stock Plan for Directors as amended and are subject to shareholder approval of the amendment.

(5) Includes 3,000 shares over which Mr. Carlucci shares voting and investment power.

(6) Includes the following shares not owned by the indicated executive officers on January 5, 1996, but with respect to which they have the right to acquire beneficial ownership within 60 calendar days through the exercise of stock options: Clark 718,666; Harvey 177,500; Jordan 1,060,862; Korn 253,500 and Reynolds 387,500.

(7) Includes 3,806,621 shares not owned by directors and executive officers on January 5, 1996, but with respect to which they have the right to acquire beneficial ownership within 60 calendar days through the exercise of stock options.

     Except as set forth below, Westinghouse does not know of any person who beneficially owns more than five percent of the Company's common stock.

                                        Shares of
Name and Address                        Common Stock               Percent
Beneficial Owner                        Beneficially Owned         of Class
----------------                        ------------------         --------
Bankers Trust New York Corporation(1)   28,458,764(1)              6.8%(1)
280 Park Avenue
New York, NY 10017

WPIC Corporation(2)                     25,494,976(3)              6.1%(3)
11 Stanwix Street
Pittsburgh, PA 15222-1384

(1) Bankers Trust New York Corporation, Bankers Trust Company, BT Variable, Inc., Bankers Trust International PLC and BT Australia Limited (collectively the "Bankers Trust entities") have filed a Schedule 13G stating that as of December 31, 1995, they beneficially owned 11,720,374 shares, or 2.8%, of the Company's common stock. The Schedule 13G also states that as of such date, Bankers Trust Company was the record owner of 16,738,390 shares, or 4%, of the Company's common stock that it holds as trustee for the Westinghouse Savings Program. The Bankers Trust entities disclaim beneficial ownership of the 16,738,390 shares in the Savings Program.

(2) WPIC Corporation is a wholly-owned subsidiary of the Company which provides investment management services for the assets of employee benefit plans of Westinghouse and certain of its subsidiaries.

(3) As of March 1, 1996, WPIC Corporation had sole voting and investment power with respect to 25,494,976 shares of the Company's common stock, which constituted approximately 6.1% of the shares of common stock outstanding as of such date. 5,612,600 of these shares are included in the plan assets of the Westinghouse Master Trust Fund for the Westinghouse Pension Plan. The remaining shares are held in two trusts for the payment of benefits under certain executive benefit plans of Westinghouse. Although the shares held in the two trusts for the executive benefit plans are outstanding for voting purposes, such shares are treated as treasury shares for financial statement presentation purposes as long as they remain in the trusts, and therefore are not considered outstanding in calculating Westinghouse's earnings per share.

     Louis J. Valerio, a former executive officer of the Company, inadvertently omitted to file a Form 4 on a timely basis to report one transaction involving the sale of 1,000 shares of Westinghouse common stock. George H. Conrades, a director of the Company, also inadvertently omitted to file a Form 4 on a timely basis to report two transactions involving the purchase of a total of 4,000 shares of Westinghouse common stock. Messrs. Valerio and Conrades promptly reported the transactions upon learning that filings were required.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation for services to the Company and its subsidiaries in 1993, 1994 and 1995 of the chief executive officer and each of the other four most highly compensated executive officers of the Company at the end of 1995.

                           SUMMARY COMPENSATION TABLE
                                                                                                                   All Other
                                    Annual Compensation                        Long-Term Compensation            Compensation
                          -----------------------------------------        -----------------------------         ------------
                                                                              Awards            Payouts
                                                                           -----------        ----------
                                                                            Securities
Name and                                                                    Underlying
Principal                                                                    Options/            LTIP
Position                   Year          Salary            Bonus               SARs             Payouts
------------------------------------------------------------------------------------------------------------------------------
M. H. Jordan               1995       $1,000,000       $1,500,000 (1)        360,000 (2)              0         $ 18,610 (3)
  Chairman                 1994       $1,000,000       $  356,554 (4)         85,862 (4)      $ 185,000         $ 24,173
  and Chief                1993       $  503,799       $  400,000          1,000,000                N/A         $  7,075
  Executive
  Officer

G. M. Clark                1995       $  580,821       $  500,000 (1)        244,514 (2)              0         $ 53,555 (3)
  President                1994       $  532,068       $  281,291 (4)        197,268 (4)      $ 133,200         $ 40,653
                           1993       $  481,742       $  400,000            130,000          $ 136,800         $ 33,865

W. C. Korn                 1995       $  485,750       $  600,000 (1)        162,000 (2)              0         $  4,500 (3)
  Executive VP             1994       $  417,917       $  500,000             70,000          $  74,000         $  4,500
  CBS and                  1993       $  395,004       $  325,000             58,000          $ 370,000         $  7,075
  President
  CBS Station
  Group

F. G. Reynolds             1995       $  379,162       $  650,000 (1)        160,000 (2)              0         $  6,613 (3)
  Executive VP             1994       $  291,660       $  177,750 (4)        287,500 (4)              0         $ 96,000
  and Chief                1993              N/A              N/A                N/A                N/A              N/A
  Financial Officer

F. J. Harvey(5)            1995       $  300,000       $  400,000 (1)        112,000 (2)              0         $139,721 (3)
  Executive VP             1994       $  235,000       $  170,000             70,000          $  22,940         $  4,500
  and Chief                1993              N/A              N/A                N/A                N/A              N/A
  Operating Officer
  of  Industries and
  Technology Group


(1) Represents incentive compensation awarded for 1995. Up to 100% of these awards may be deferred, to be paid either (i) in one installment in any future year not later than the year of normal retirement, or (ii) in a lump sum or annual installments after termination of service. The deferred amount is treated as if it were invested in putative convertible debentures with a fixed interest rate, compounded annually, equal to the ten-year U.S. Treasury Bond rate for the week preceding the regular January Board meeting. Each debenture is deemed to have a face value of $100 and is deemed to be convertible into shares of Westinghouse common stock at a conversion rate determined by dividing $100 by the mean of the high and low prices of Westinghouse common stock as reported by the composite tape of the New York Stock Exchange ("NYSE") on the last trading day preceding the regular January Board meeting. At the time a deferred installment is paid, the employee receives the greater value of (i) the cash amount equal to the face value of such debentures due for such installment, plus cash equal to accrued interest on such installment, or (ii) shares of common stock equaling the number of shares into which the debentures due for such installment are convertible at the above conversion rate, plus cash equal to accrued interest on such installment. In the event of a change in control of the Company, shares are valued based upon the highest price of the common stock during the 30 days preceding such change in control of the Company. A participant who has deferred compensation until after termination of service may elect, after attaining age 57 1/2 and prior to ceasing to be an employee, to establish the ultimate payable value of each putative debenture based on the fair market value of the Company's common stock as of the day on which notice of the election is received by the Company.

(2) Represents grants of standard non-qualified stock options and a grant of performance stock options. The standard non-qualified stock option grants were 225,000; 166,514; 120,000; 100,000 and 70,000 for Messrs.
        Jordan, Clark, Korn, Reynolds and Dr. Harvey, respectively. The remaining options represent those stock options which are exercisable only if and when the Company attains specific performance targets and are described further on page 21.

(3) The amounts shown in this column consist of (i) contributions by the Company to the account of the named executive officer pursuant to the contributory provisions of the Westinghouse Savings Program; (ii) moving and relocation expenses of $135,221 for Dr. Harvey; and (iii) $14,110; $49,055 and $2,113 in interest earned during 1995 on deferred amounts of long term incentive compensation for Messrs. Jordan, Clark and Reynolds, respectively.

(4) Messrs. Jordan, Clark and Reynolds received 1994 bonuses of $700,000, $550,000 and $300,000, respectively. In lieu of receiving the full amount in cash, Messrs. Jordan, Clark and Reynolds received 85,862, 67,268 and 37,500 stock options, respectively. These stock options were included in the Securities Underlying Options/SARs column for 1994.

(5) During 1995, Dr. Harvey acted as President of the Electronic Systems business unit.

OPTION GRANTS

     The following table shows all grants in 1995 of stock options to the executive officers named in the summary compensation table on page 18.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         % of Total
                                          Options
                                         Granted to
                                         Employees   Exercise                     Grant Date
                          Options        in Fiscal   or Base   Expiration      Present Value(2)
Name                    Granted(1)         Year       Price       Date     Per Share      Total
-------------------------------------------------------------------------------------------------
M. H. Jordan            225,000            2.5%       $13.81     1/25/05    $6.46      $1,453,500
                        135,000 (3)        1.5%       $13.81     1/25/05    $3.23      $  436,050
                         85,862 (4)        1.0%       $13.81     1/25/05    $6.46      $  554,668

G. M. Clark             130,000            1.5%       $13.81     1/25/05    $6.46      $  839,800
                         78,000 (3)        0.9%       $13.81     1/25/05    $3.23      $  251,940
                         67,268 (4)        0.8%       $13.81     1/25/05    $6.46      $  434,551
                         36,514 (5)        0.4%       $14.94     4/26/04    $6.70      $  244,644

W. C. Korn               70,000            0.8%       $13.81     1/25/05    $6.46      $  452,200
                         42,000 (3)        0.5%       $13.81     1/25/05    $3.23      $  135,660
                         50,000 (6)        0.6%       $16.75     12/6/05    $7.83      $  391,500

F. G. Reynolds          100,000            1.1%       $13.81     1/25/05    $6.46      $  646,000
                         60,000 (3)        0.7%       $13.81     1/25/05    $3.23      $  193,800
                         37,500 (4)        0.4%       $13.81     1/25/05    $6.46      $  242,250

F. J. Harvey             70,000            0.8%       $13.81     1/25/05    $6.46      $  452,200
                         42,000 (3)        0.5%       $13.81     1/25/05    $3.23      $  135,660

(1) Except where noted, these stock options were granted to the named executive officers on January 25, 1995. These stock options were granted in tandem with limited rights. Options granted are for a term of ten years from the date of award, or such lesser term as may be determined by the Compensation Committee. The exercise price under each option may not be less than the fair market value of the stock on the option date. Except in the event of a change in control of the Company, generally an option is exercisable in whole or in part after the commencement of the second year of its term and until the option terminates. Limited rights are exercisable only in the event of a change in control of the Company and during the 30 days immediately following such change. When a limited right is exercised, the employee is entitled to receive the difference between the exercise price of the related option and the greater of (i) the highest sales price of the common stock during the 60 days prior to exercise, or (ii) the highest price paid for the common stock in the change in control transaction during such period. Reload options are granted to employees at the time of an exercise of a stock option through a stock swap (payment of the exercise price by surrender of previously owned shares of common stock), unless the Compensation Committee cancels the reload feature before such exercise. The reload option is granted for the number of shares the employee tenders to pay the exercise price of the related option.

(2) These values were derived using the following common assumptions: stock price volatility .3034; dividend yield 1.35%; interest rate 6.81%, and for each option, its full term and exercise price. The values for options contingent upon performance targets used the same common assumptions, plus a probability of achievement factor of 50%. There were no adjustments made for non-transferability or risk of forfeiture except where noted. The values and assumptions presented here were provided by Frederic W. Cook & Co., Inc. and were based on the Black-Scholes option pricing model. The actual value, if any, that an executive officer may realize from his or her stock options (assuming that they are exercised) will depend solely on the gain in stock price over the exercise price when the shares are sold.

(3) The vesting of these stock options is contingent on attainment of specific performance targets designated by the Compensation Committee. If the targets are not met, the options terminate; if they are met, the options become exercisable. One-half of these options have lapsed as they were contingent on attainment of a stretch performance target for 1995 which was not met. The remaining performance stock options are contingent on 1996 performance.

(4) In lieu of receiving their full 1994 bonuses in cash, Messrs. Jordan, Clark and Reynolds received a portion in the form of stock options, which were exercisable immediately.

(5) These stock options are grants of reload options resulting from the exercise of an initial option containing a reload option feature through a stock swap. Such reload options may be exercised immediately (i) for the number of shares of common stock shown, (ii) at the fair market value of such shares on the date of the stock swap, and (iii) then only for the remaining term of the original option. Reload options are also subject to early termination if the shares acquired on exercise of the original option are sold within the first year.

(6) A special grant of 50,000 stock options was made on December 6, 1995 to Mr. Korn in connection with his new responsibilities with CBS Inc. ("CBS").

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information as to stock options to purchase the Company's common stock exercised during 1995 by the named executive officers, the unexercised options to purchase the Company's common stock granted in 1995 and prior years to the named executive officers and the value of options held by them at year-end.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                         Shares                          Number of Securities               Value of Unexercised
                        Acquired        Value           Underlying Unexercised                  Options at
                       On Exercise     Realized       Options at Fiscal Year-End             Fiscal Year-End (1)
                       -----------     --------       --------------------------             -------------------
Name                                              Exercisable   Unexercisable (2)(3)   Exercisable    Unexercisable (2)(3)
--------------------------------------------------------------------------------------------------------------------------
M. H. Jordan                    0           0       835,862        610,000               $923,146            $922,500

G. M. Clark                46,918    $155,416       588,666        208,000               $780,753            $533,000

W. C. Korn                      0           0       183,500        162,000               $401,094            $287,000

F. G. Reynolds                  0           0       287,500        160,000               $880,469            $410,000

F. J. Harvey                    0           0       107,500        112,000               $354,850            $287,000

(1) Based on the closing price of the Company's common stock as reported on the NYSE composite tape on December 29, 1995 ($16.375).

(2) These options are unexercisable because they have not vested under their terms.

(3) This column includes the following stock options and values, all of which were contingent on attaining a 1995 stretch performance target:
        Jordan 67,500 for $172,969; Clark 39,000 for $99,937; Korn 21,000 for
        $53,812; Reynolds 30,000 for $76,875; and Harvey 21,000 for $53,812. The
        1995 stretch performance target was not met and these options have since lapsed.


PENSION BENEFITS

     All of the individuals named in the summary compensation table on page 18 are participants in the Westinghouse Pension Plan (the "Pension Plan"), which is a defined benefit plan. The Pension Plan is designed to provide retirement income related to an employee's salary and years of active service. The cost of the Pension Plan is paid by both Westinghouse and employee contributions. All Westinghouse contributions are actuarially determined. The Company's contributions to the Pension Plan with respect to the individuals named in the summary compensation table cannot readily be separately or individually calculated by the actuaries for the Pension Plan. As of December 31, 1995, the individuals named in the summary compensation table had the following credited full years of service under the Pension Plan: Mr. Jordan, 2 years; Mr. Clark, 38 years; Mr. Korn, 5 years; Mr. Reynolds, 1 year; and Dr. Harvey, 26 years.

     In addition to the benefits provided by the Pension Plan, the Westinghouse Executive Pension Plan (the "Executive Pension Plan") provides for supplemental pension payments to a group of executives, including those named in the summary compensation table. Upon retirement, such individuals who have at least five continuous years of service as an executive immediately prior to retirement, meet the age and service requirements for retirement under the Pension Plan, and contribute to the Pension Plan are entitled to receive supplemental payments under the Executive Pension Plan which, when added to their pensions under the Pension Plan, result in a total annual pension equal to 1.47% for each year of service multiplied by their average annual compensation as defined by the Executive Pension Plan. Average annual compensation is equal to the sum of the average of the five highest annualized December base salaries and the average of the five highest annual incentive awards, each in the last ten years of employment. In the event of retirement prior to age 60, the total annual pension will be reduced by an amount equal to the reduction in the benefits payable under the Pension Plan. Participants become vested in the event of a change in control of the Company and benefits under the Executive Pension Plan may be paid on a present value or other basis.

     For purposes of illustration, the following table indicates the approximate amounts of annual retirement income that would be payable at the present time under various assumptions as to average annual compensation and years of service to employees who participate in the Pension Plan and are eligible for supplemental payments pursuant to the Executive Pension Plan. The amounts presented in the table are based upon straight life annuity amounts and are not subject to any reduction for Social Security benefits or other offset amounts.

Five-year average       Estimated annual pension for
annual compensation     specified years of credited service
including incentive     ----------------------------------------------------------------------------------------
award                      15              20               25             30              35             40
----------------------------------------------------------------------------------------------------------------
$  100,000              $ 22,050        $ 29,400        $ 36,750        $ 44,100      $   51,450      $   58,800
   300,000                66,150          88,200         110,250         132,300         154,350         176,400
   500,000               110,250         147,000         183,750         220,500         257,250         294,000
   700,000               154,350         205,800         257,250         308,700         360,150         411,600
   900,000               198,450         264,600         330,750         396,900         463,050         529,200
 1,100,000               242,550         323,400         404,250         485,100         565,950         646,800
 1,500,000               330,750         441,000         551,250         661,500         771,750         882,000
 2,000,000               441,000         588,000         735,000         882,000       1,029,000       1,176,000

COMPENSATION AND SEVERANCE ARRANGEMENTS

MICHAEL H. JORDAN

     In June 1993, the Company retained the services of Michael H. Jordan as chairman and chief executive officer of the Company. Under the executory provisions of Mr. Jordan's employment agreement, he participates in the Executive Pension Plan. The agreement modifies the executive pension requirement that he complete five years of continuous service immediately prior to retirement and provides that there will be no actuarial reduction for commencement of supplemental pension benefits prior to age 65. Such benefits are contingent upon Mr. Jordan's contribution of the maximum possible amounts to the Pension Plan during his employment.

     Mr. Jordan's employment agreement extends until he attains age 65 or until terminated in accordance with the terms of the agreement, whichever is earlier. In the event of termination by the Company without cause, Mr. Jordan is entitled to a lump-sum payment equal to two times his highest base salary plus the greater of (i) the sum of his two most recent actual annual incentive awards or
(ii) two times his highest annual incentive target award opportunity. He would also receive prorated incentive payments and other specified benefits.

FREDRIC G. REYNOLDS

     Early in 1994, the Company retained the services of Fredric G. Reynolds as executive vice president and chief financial officer of the Company. Under the executory provisions of his compensation arrangement, Mr. Reynolds is entitled to a minimum annual incentive award of $150,000 for 1995. In the event of termination by the Company without cause, Mr. Reynolds is entitled to receive each month after termination, for a period of twelve months, an amount equal to his then applicable monthly base salary, which will be in lieu of any other salary continuation programs.

W. C. KORN

     In connection with the Company's acquisition of CBS, in November 1995, CBS entered into a four-year employment contract with Mr. Korn as Executive Vice President of CBS and President of the CBS Station Group. In light of his new responsibilities, Mr. Korn's annual base salary was reevaluated and set at $750,000 for the first year of the contract (November 1995 to November 1996), subject to annual review thereafter. Mr. Korn received a special grant of options to purchase 50,000 shares of common stock of the Company at an exercise price of $16.75 per share (the fair market value on the grant date), as set forth in the table on page 20. In the event of termination by CBS (other than for cause or incapacity), Mr. Korn is entitled to receive severance pay in accordance with the policy in effect at the time of termination but in no event less than an amount equal to one year's base salary.

OTHER COMPENSATION

     The Board has determined that employees receiving payments pursuant to provisions of certain compensation or other employee benefit plans relating to a change in control of the Company should not be adversely affected by any tax imposed on such payments by reason of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and has authorized the Company to make additional payments in an amount sufficient to satisfy any such tax liability.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed entirely of outside independent directors, reviews, evaluates and approves the design and implementation of the Company's compensation system for executive officers. The Compensation Committee also determines the form and amount of compensation for the chief executive officer. For purposes of making compensation determinations, the Compensation Committee uses broad-based industry surveys of what executives with comparable responsibilities are paid and evaluates individual performance. In 1995, the Compensation Committee retained the services of Independent Consulting Resources Inc., a compensation consulting firm, to provide advice to the committee from time to time on executive compensation matters.

THE WESTINGHOUSE EXECUTIVE COMPENSATION PROGRAM

     The Westinghouse executive compensation program is a pay-for-performance compensation system consisting of base salaries and incentives (annual and long-term) that pay executives for the achievement of levels of performance designed to increase shareholder value of the Company. The system also enables the Company to hire, retain and motivate high-quality globally-oriented executives who successfully meet the immediate business challenges and improve the long-term performance of the Company and is designed to pay base salaries and provide total compensation opportunities which are competitive as measured against industry norms.

     For purposes of measuring competitive base salary and annual incentive opportunities, the Compensation Committee uses the Towers Perrin Entertainment Industry Survey for executives in the broadcasting business unit and a manufacturing industry survey (the "industry survey") prepared by Management Compensation Services, a division of Hewitt Associates, for all other executives. The industry survey provides information on base salaries and annual incentives paid to executives of 339 companies which derive over 50% of their revenue from manufacturing operations. The data is segregated by industry classification, assigned responsibilities and size of business as measured by sales revenue. For both broadcasting and other Westinghouse executives, the Compensation Committee targets the median or 50th percentile for comparable company size and scope of responsibilities of the appropriate database for purposes of establishing base salary and annual incentive opportunities, except where a higher percentile is justified by business need.

     For purposes of measuring competitive long-term incentive opportunities, the Compensation Committee uses a survey conducted by Frederic W. Cook & Co., Inc. on behalf of 33 multibillion dollar revenue companies. This survey uses a consistent methodology for converting all forms of actual long-term incentive grants into competitive long-term incentive values and equivalent annual stock option grants. The Compensation Committee targets the median or 50th percentile of this survey for the purposes of making competitive long-term incentive grants.

     In addition to the above, Towers Perrin survey data is used as a supplemental information source for base salary, annual incentive and long-term incentive opportunities.

BASE SALARIES

     Each executive officer position is assigned a grade and a salary range which takes into consideration the level of responsibility involved, the knowledge and skill required, and competitive levels as determined from the survey data. Each year, the executive's performance is evaluated and any base salary increase is based on an evaluation of individual performance and contribution. Each year, the chief executive officer makes recommendations with respect to salary adjustments for all executives, which are reviewed, modified where appropriate, and approved by the Compensation Committee.

ANNUAL INCENTIVES

     The Compensation Committee administers various incentive plans under which annual incentive compensation may be paid to key employees of the Company. Under these plans, for the entire Company and for each individual business unit, the Compensation Committee established a range of 1995 financial objectives and approved strategic and organizational development objectives ("strategic initiatives"). Awards for executive officers not associated with a business unit were measured 50% on the basis of the Company's financial performance against the predetermined objective, with the remainder based on performance against specific strategic initiatives. Awards for executive officers associated with a specific business unit were weighted 75% on the financial and strategic initiative performance of their business unit and 25% on the basis of the Company's financial performance.

     Performance on 1995 corporate strategic initiatives together with the Company's financial performance for 1995, adjusted to exclude the impact of certain special events, such as divestitures and restructuring charges, resulted in performance slightly above the target objective. Business unit strategic and financial performance varied. After reviewing the relevant financial performance, performance on strategic initiatives and individual performance, the chief executive officer made recommendations with respect to incentive awards. These recommendations were reviewed with and, to the extent determined appropriate, approved by the Compensation Committee. In terms of the competitive targeted compensation, this results in the executives being paid, on average, at the 50th percentile. Approved annual incentives were awarded in cash, subject to deferral at the executive's election under the program described on page 19.

LONG-TERM INCENTIVES

     Long-term incentive opportunities were granted to executive officers during 1995 in the form of non-qualified stock option grants. These stock option grants were made to provide a performance-based incentive that rewards executives when shareholder value increases. This long-term incentive opportunity is also intended to promote a sense of ownership on the part of executives and to establish a community of interest with shareholders. Option grants for 1995 were made to executives based on their level of responsibility and a subjective evaluation of individual performance using the 50th percentile of data from the Frederic W. Cook & Co., Inc. survey referenced earlier. In determining the grant level, principal emphasis was placed on the preceding factors and on the executive's potential role in increasing shareholder value. The number of shares currently owned directly and through various deferral arrangements by an executive was not considered in making these award grants. All stock option grants to executive officers in 1995 had an exercise price per share equal to the fair market value of the Company's common stock on the grant date.

     As part of the 1995 grants, the Compensation Committee granted stock options which are exercisable only if and when the Company attains specific performance targets designated by the committee. If the targets are not met, the options terminate; if they are met, the options become exercisable. One-half of these stock options were contingent on attainment of a stretch performance target for 1995. As the stretch target for 1995 was not met, these options have lapsed. The remaining performance stock options are contingent on 1996 performance.

1995 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Individual Performance and Contribution. Total compensation (consisting of base salary, annual incentive and long term incentives) for Michael H. Jordan, the Chairman and Chief Executive Officer of the Company, is based on a variety of factors depending on the type of compensation involved as discussed below. A significant factor which was taken into account by the Compensation Committee in each case, however, was the Board's evaluation of Mr. Jordan's performance as chief executive officer and his contribution to the Company.

     Mr. Jordan's total compensation reflects the positive, strategic leadership he has shown in addressing the needs of a widely diverse and complex business since he joined the Company in June of 1993. During that period, the Company has been successfully engaged in a challenging and comprehensive restructuring, positioning Westinghouse strategically for future growth. The result of this restructuring has been the emergence of Westinghouse as a much stronger company: one with a business portfolio offering high-growth, a coherent strategy and an excellent management team, and one well-positioned for profitable growth and increased shareholder value. The restructuring has included major divestitures; the redeployment of assets into areas, such as broadcasting, with higher margins and strong growth potential; agreements to sell the defense and electronic systems business and the Knoll Group more quickly and for higher value than expected; substantial reductions in corporate debt (down $7.5 billion or 76% since 1992, excluding CBS); process reengineering and reductions in the Company's overhead structure that significantly improved productivity and efficiency; decisive actions addressing non-operating items that have negatively affected earnings; international growth initiatives; and a strengthening and rebuilding of the management team through the hiring and promotion of highly qualified leaders and professionals.

     Base Salary. Base salary for 1995 for Mr. Jordan was $1,000,000. After evaluation of Mr. Jordan's performance and contribution, the Compensation Committee determined that this base salary was competitive.

     Annual Incentive. As an annual incentive for 1995, the Compensation Committee awarded Mr. Jordan a bonus of $1,500,000, all of which was deferred. The Compensation Committee based this award on Mr. Jordan's strategic leadership in the acquisition of CBS and on the following factors: (i) Mr. Jordan's performance on specific strategic initiatives, including cost reductions, debt reduction, implementation of a strategy to address the negative impact of certain non-operating items, development of the top leadership group, and improving stock value; (ii) the Company's financial performance; (iii) judgmental evaluation by the Compensation Committee of Mr. Jordan's individual performance and contribution; and (iv) competitive data from the surveys previously mentioned.

     Long-term Incentives. Long-term incentives for Mr. Jordan during 1995 consisted of a grant of standard options for 225,000 shares of common stock and also a grant of options for 67,500 shares of common stock contingent on 1995 corporate performance and options for an additional 67,500 shares of common stock contingent on 1996 corporate performance. His grant level was established considering his level of responsibility, previously discussed competitive data and the Compensation Committee's subjective evaluation of Mr. Jordan's 1994 performance and his potential role in increasing shareholder value. The options contingent on 1995 corporate performance terminated as the stretch performance target was not met. The 1996 performance options remain subject to performance for 1996.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Beginning in 1994, compensation for certain individual executive officers is not deductible under the federal tax laws to the extent that the officer's compensation for that year exceeds $1,000,000. With the current structure of compensation and the availability of deferral opportunities, the Compensation Committee believes the Company will not be denied any significant tax deductions for 1995. The Compensation Committee has reviewed and will continue to review tax consequences as well as other relevant considerations when making compensation decisions. Qualifying performance-based compensation will be excluded from the $1,000,000 cap, and the Compensation Committee believes, based on information currently available, that the Company's stock options to its executive officers will qualify for this exclusion.

COMPENSATION COMMITTEE

   George H. Conrades, Chair
   David T. McLaughlin
   Richard M. Morrow
   Richard R. Pivirotto
   Robert D. Walter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, Messrs. Conrades, McLaughlin, Morrow and Pivirotto served as members of the Compensation Committee, with Messrs. Carlucci and McPherson serving on the committee until April 1995 and Mr. Walter joining the committee at that time. Mr. Carlucci is chairman and a 10% shareholder of Newmyer Associates, Incorporated, a firm that offers companies newsletters and monitoring and reporting services on congressional and executive branch developments. In the normal course of its business, the Company paid Newmyer approximately $110,000 during 1995 for such services, and expects to continue to use such services in 1996.

     In addition, during 1995, Mr. Jordan, Chairman and Chief Executive Officer of the Company, served as a director and member of the compensation committee of the board of directors of Rhone-Poulenc Rorer Inc., of which Mr. Cawthorn is the chairman and also served as chief executive officer until April 25, 1995. Mr. Cawthorn does not serve on the Compensation Committee of the Company.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth on the following page is a line graph comparing the total returns (assuming reinvestment of dividends) of the Company's common stock, the Standard & Poor's 500 Index ("S&P 500R") and the Dow Jones Electrical Components & Equipment Index ("Dow Electrical"). The graph assumes $100 invested on December 31, 1990 in Westinghouse common stock and each of the indices.

                     COMPARISON OF FIVE-YEAR TOTAL RETURN*
            WESTINGHOUSE COMMON, S&P 500(R) AND DOW ELECTRICAL INDICES


                                  DEC-90      DEC-91      DEC-92      DEC-93      DEC-94       DEC-95
Westinghouse Common                $100        $ 67        $ 52        $ 56        $ 50         $ 67
-----------------------------------------------------------------------------------------------------
S&P 500(R)                         $100        $130        $140        $155        $157         $215
-----------------------------------------------------------------------------------------------------
Dow Jones Electrical               $100        $126        $126        $137        $143         $187
Components & Equipment Index
-----------------------------------------------------------------------------------------------------


     The total percentage return for the Westinghouse common stock for the period from January 1, 1995 to December 31, 1995 was approximately 35.6%. This compares with the total percentage return for such period of the Dow Electrical, which was approximately 30.8%, and the S&P 500(R), which was approximately 37.6%. These percentages assume that all dividends were reinvested.


* Assumes that the value of the investment in Westinghouse common stock and in each index was $100 on December 31, 1990 and that all dividends were reinvested.

2. ELECTION OF INDEPENDENT ACCOUNTANTS
   (Item 2 on proxy card)

     Independent accountants are to be elected to audit and express an opinion on the Company's financial statements for 1996. During the year ended December 31, 1995, Price Waterhouse LLP ("Price Waterhouse") served as the principal independent accounting firm for the Company. During such period, the Company and its consolidated subsidiaries paid Price Waterhouse approximately $11,000,000 for various audit and non-audit services.

     The Audit Review Committee of the Board has the responsibility to recommend to the Board annually, and at other appropriate times, the selection, retention, or termination of the Company's independent accountants. The Audit Review Committee has nominated Price Waterhouse, and this firm has advised the Company that it is willing to serve. The Board has approved this nomination. If Price Waterhouse is not elected, or, if elected, it should subsequently decline to serve, or its engagement by the Company is terminated, the Board, in conjunction with the Audit Review Committee, will appoint other independent accountants. In view of the substantial portfolio restructuring which recently occurred at the Company and the refocusing of auditing resources that will be required to complete the 1996 audit, the Company intends to enter into discussions with and seek competitive bids from Price Waterhouse and the other "big six" accounting firms for the Company's 1996 audit. Should Price Waterhouse not be selected, the Board of Directors will appoint another "big six" accounting firm for the 1996 audit.

     Price Waterhouse is named as a defendant in a class action brought by present and former shareholders of the Company against the Company and others. These actions allege federal securities law and common law violations. The claims against Price Waterhouse relate to the audits of the Westinghouse consolidated financial statements for the years 1989 and 1990 and the reports rendered thereon. In July 1993, all claims against Price Waterhouse were dismissed. Plaintiffs refiled the claims and on January 20, 1995, these claims were again dismissed. An appeal of this dismissal is pending.

     A representative of Price Waterhouse will be present at the 1996 Annual Meeting of Shareholders and will have an opportunity to make a statement. He or she will also respond to any appropriate questions.

     The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote for the election of Price Waterhouse unless a contrary direction is indicated on the proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

     The favorable vote of a majority of the votes cast on this proposal is required for passage.

3. PROPOSAL TO AMEND THE DEFERRED COMPENSATION AND STOCK PLAN FOR DIRECTORS (Item 3 on proxy card)

     GENERAL INFORMATION

     During 1995, the Compensation Committee and the Board undertook a comprehensive review of director compensation, including competitive data from independent surveys, with the objective of increasing the stock-based components of total compensation. The Compensation Committee and the Board believe that increasing the stock-based components of director compensation serves to encourage stock ownership by directors and to further align the interests of directors and shareholders.

     Based on this review, the Compensation Committee recommended and the Board approved a change in director compensation. Beginning in 1996, the Company will compensate non-employee directors by delivering a total annual value of $60,000 (which may be prorated for a director serving less than a full calendar year as in the case of a director who will be retiring or not standing for reelection at the annual meeting of shareholders or a director joining the Board after the beginning of the year), subject to review and adjustment by the Board from time to time. Subject to approval of this proposed amendment to the Deferred Compensation and Stock Plan for Directors (the "Directors Plan") by shareholders, one-fourth of this total annual value would be delivered in stock options and one-fourth would be delivered in shares of common stock of the Company, with the remainder being paid in cash.

     Two-thirds of the stock options would have an exercise price equal to the fair market value of the common stock on the grant date (the last Wednesday in January) and the remaining one-third would have an exercise price of 125% of such market value (for January 1996, $20.5625 and $25.7031, respectively). An additional annual fee, which is $5,000 beginning in 1996, subject to review and adjustment by the Board from time to time, will be paid to committee chairs after the annual organization meeting which follows the annual meeting of shareholders and will be paid in shares of common stock. Directors would be required to hold both the shares of common stock received and any additional shares they receive when an option is exercised for a designated period of time. Both the stock options and the shares, other than the committee chair fee shares (as well as the cash portion of the annual director's fee) would be subject to forfeiture on a pro rata basis if the director does not attend an aggregate of at least 75% of all Board and committee meetings of which he or she is a member during the year (excluding non-attendance due to illness). This annual compensation will replace the former annual retainer, meeting fees, committee chair retainer and automatic annual stock option grants described on page 12.

     As part of this new focus, the Board also terminated the Advisory Director's Plan, beginning at the end of April 1996, as to all then current non-employee directors, and provided for a termination payment (based on the present value of payment after age 70 of the 1995 annual retainer amount of $22,000 for a number of years, not to exceed ten, equal to accrued full years of service as a director at the plan termination date) to the then current non-employee directors at the time the plan terminates in settlement of any obligation with respect to their accrued years of service. All these amounts will be deferred, on terms substantially the same as other director deferrals, and will be paid in cash installments after the director leaves the Board. The Board also terminated the Director's Charitable Giving Program for any director who does not have at least one full year of service as of the end of July 1996, after reducing the years of service eligibility requirement to one year.

     The remainder of the director compensation program, including the availability of deferral for cash compensation, cash per diem fees for special services, the gift matching program and director's accidental death and dismemberment insurance, remains unchanged from 1995. Although only a specific portion of this overall revised director compensation program is subject to shareholder approval, the Board has determined that all of the changes are subject to reconsideration if the proposed amendment to the Directors Plan is not approved.

     PROPOSED AMENDMENT

     The Board proposes to implement changes in the form of delivery of annual director's fees and annual committee chair's fees, together with the elimination of the current automatic annual stock option grants, by amendment to the existing Directors Plan, which was last approved by shareholders in April 1995. The proposed amendment also includes an increase in shares available under the Directors Plan from 500,000 to 600,000 shares of common stock in order to accommodate the proposed increase in delivery of stock-based compensation and to provide for ongoing plan needs.

     Because each of the non-employee director nominees, if elected, will participate in the Directors Plan, as amended (the "Amended Directors Plan"), and will benefit from the proposed amendment, each of them has a personal interest in the adoption of this proposal.

     SUMMARY

     The following is a general description of the principal features of the Amended Directors Plan. It is qualified in its entirety by reference to the complete text of the Amended Directors Plan, which is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

     The Amended Directors Plan is available only to directors of the Company who are not employees or officers of the Company or its subsidiaries and is administered by the Compensation Committee. The number of participants will vary with the number of non-employee directors. Current non-employee directors as a group were granted 6,814 shares of restricted stock and stock options for 13,720 shares of common stock for 1996 under the Amended Directors Plan, all subject to shareholder approval of the proposed amendment. If the amendment is approved, committee chairs will also each receive shares of common stock valued at $5,000 for 1996 upon their election as committee chairs. Also, if the proposed amendment is approved, the current automatic annual fixed grants of stock options for 3,000 shares of common stock to each non-employee director elected at this meeting and of stock options for 750 shares to each committee chair will not be made.

     There will be 600,000 shares of common stock authorized for issuance under the Amended Directors Plan if shareholder approval of the proposed amendment is obtained. Any shares subject to an award or a deferral under the Amended Directors Plan which are forfeited or for any other reason are not issued to a director and any shares tendered to pay the exercise price of a stock option will automatically be available again for use under the Amended Directors Plan as long as such share replenishment is permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule, and interpretations thereof by the Securities and Exchange Commission (the "SEC") or its staff.

     The Amended Directors Plan continues the current plan feature that permits a non-employee director to elect to defer all or a portion of the cash compensation otherwise payable to the director for services rendered to the Company as a director, with a deferred amount being treated as if it were a convertible debenture. Common Stock Equivalent grants were discontinued in April 1995, but Common Stock Equivalents already credited to directors' accounts continue to earn and reinvest hypothetical dividends until they are paid out after the director leaves the Board. However, the proposed amendment will discontinue the current automatic annual grant of options for 3,000 shares of common stock to each non-employee director and for 750 shares of common stock to each committee chair.

     Under the proposed amendment, each year on the last Wednesday of January, beginning with 1996, each non-employee director will automatically receive one-fourth of the value of his or her annual director's fee, as determined from time to time by the Board, in the form of a grant of non-statutory stock options (the "Stock Options"). The number of Stock Options received will be based on the option value as determined by an outside firm selected by the Company. Another one-fourth of the value of each non-employee director's annual fee will be automatically received, on the same day, in the form of a grant of restricted shares of common stock (the "Restricted Stock"), the number of shares being based on the fair market value of the common stock on that day. In addition, each year after the annual meeting of shareholders and related organization meeting, non-employee directors who are elected as committee chairs will receive the full value of their annual committee chair's fee, as determined from time to time by the Board, in shares of Restricted Stock based on the fair market value of the common stock on that day. For 1996, Stock Options and Restricted Stock were automatically granted to current non-employee directors on this basis with respect to their annual directors' fees, subject to shareholder approval of the proposed amendment.

     Stock Options will include the following terms:

     Exercise Price. For each grant of Stock Options, two-thirds of such options will have an exercise price equal to 100% of the fair market value of the common stock (defined as the mean of the high and low prices of the common stock as reported by the NYSE composite tape, or, if no sales are reported on the relevant date, the average of such prices on the next preceding and next following days with reported sales) on the grant date and the remaining one-third of such options will have an exercise price equal to 125% of the fair market value of the common stock on the grant date. As of March 1, 1996, the closing price of the Company's common stock as reported on the NYSE composite tape was $18.75.

     Exercisability; Vesting; Forfeitures. Vested Stock Options will be exercisable by the director in whole or in part at any time beginning on January 1 of the calendar year following the grant year. Stock Options will vest as of the January 1 date described in the preceding sentence if the director has attended an aggregate of at least 75% of all meetings of the Board and committees of which he or she was a member during the grant year (or, for new directors, directors who do not stand for reelection or retire at the annual meeting of shareholders, or directors who die during the grant year, for the portion of the year during which he or she served as a director), excluding non-attendance due to illness (the "Attendance Requirement"). In the event that a director ceases to be a director prior to such date for any reason other than retirement or not standing for reelection at the annual meeting of shareholders or death, the Attendance Requirement will continue to apply to all meetings during the grant year of the Board and committees of which he or she was a member at the time of termination. If the director has not met the Attendance Requirement, a pro rata portion of the Stock Options will be forfeited and the remainder will vest. In the event a director is removed from office for cause (as defined in the Amended Directors Plan), all outstanding Stock Options will be forfeited. In the event of a change in control of the Company (as defined in the Amended Directors Plan), all Stock Options will vest and become immediately exercisable.

     Transfer Restrictions; Mandatory Holding of Common Stock. Stock Options are not transferable, with limited exceptions in the event of death or certain domestic relations orders. Once a director exercises a Stock Option, he or she must hold the common stock so acquired until the earlier of (i) three years from the exercise date, (ii) two years after he or she ceases to be a director, or (iii) the occurrence of a change in control of the Company (as defined in the Amended Directors Plan). Generally, this mandatory holding period will not apply to a director's estate.

     Option Term and Early Termination. Generally, a Stock Option will have a ten-year term. However, after the death of a director, an outstanding Stock Option can only be exercised by the person the director designated as his or her beneficiary or by those entitled to do so under the director's will or the applicable laws of descent or distribution, and then only for two years after the director's death (or until the expiration of the ten-year term, if earlier). Also, if a director is removed from office for cause (as defined in the Amended Directors Plan), his or her outstanding Stock Options will cease to be exercisable as of the time the director is so removed.

     Payment of Exercise Price. The exercise price of a Stock Option can be paid in cash, by check or money order, through the delivery of shares of common stock held at least six months with a fair market value on the date of exercise equal to the exercise price (a stock swap), by delivery of an unconditional, irrevocable undertaking by a broker to deliver the necessary funds to the Company, or by a combination of any of these methods. Reload options are not available under the Amended Directors Plan.

     Restricted Stock awards will include the following terms:

     Restriction Period. Restricted Stock will be subject to a Restriction Period beginning on the grant date and continuing through December 31 of the grant year.

     Vesting. Except as set forth below, a director's right to ownership in shares of Restricted Stock will vest on the January 1 date immediately following the expiration of the Restriction Period if the director has met the Attendance Requirement, provided that the Attendance Requirement will not apply to shares received in payment of an annual committee chair's fee. In the event that a director ceases to be a director prior to the expiration of the Restriction Period for any reason other than retirement or not standing for reelection at the annual meeting of shareholders or death, the Attendance Requirement will continue to apply to all meetings during the grant year of the Board and committees of which he or she was a member at the time of termination. If the director has not met the Attendance Requirement, upon expiration of the Restriction Period a prorated portion of shares of the Restricted Stock award will be forfeited and, except as set forth below, the remainder will vest. In the event a director is removed from office for cause (as defined in the Amended Directors Plan) prior to the expiration of the Restriction Period, all unvested Restricted Stock will be forfeited as of the time the director is so removed. In the event of a change in control of the Company (as defined in the Amended Directors Plan), all Restricted Stock will immediately vest.

     Issuance of Shares. At the grant date, a certificate representing the shares of Restricted Stock will be registered in the director's name but deposited with the Company along with a stock power endorsed in blank. Subject to the transfer restrictions described below, the director will have the rights of an owner of the shares during the Restriction Period. Following expiration of the Restriction Period, vested deposited shares are redelivered to the director and non-vested shares are forfeited to the Company. For 1996 only, because the award is subject to shareholder approval of the proposed amendment to the Directors Plan, the certificate will not be issued and the director will not have the rights of an owner of the shares until the proposed amendment is so approved.

     Transfer Restrictions; Mandatory Holding of Common Stock. Shares of Restricted Stock are not transferable during the Restriction Period, with limited exceptions in the event of death or certain domestic relations orders. Once the restrictions lapse, a director must continue to hold those shares of common stock until the earlier of (i) three years from the grant date, (ii) two years after he or she ceases to be a director, or (iii) the occurrence of a change in control of the Company (as defined in the Amended Directors Plan). Generally, this holding period will not apply to a director's estate once the Restriction Period has expired.

     Federal Income Tax Consequences. The federal income taxation under the provisions of the Code and regulations promulgated thereunder of the Stock Options and Restricted Stock is generally as follows:

     Stock Options. No taxable income will be recognized by a director upon the granting of a Stock Option. Upon the exercise of a Stock Option, however, the director will recognize taxable income in the year of exercise in an amount equal to the difference between the option exercise price and the fair market value of the common stock received on the date of exercise. The director's tax basis in these shares will be the sum of the option exercise price plus any income recognized upon exercise.

     At the time of any subsequent sale or other disposition of the shares, the director will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her tax basis in such shares. The capital gain or loss will be long-term or short-term, depending on the director's tax holding period for such shares.

     If a director uses previously owned shares to exercise Stock Options, no additional income results unless other property, including money, is received by the director in the exchange. Assuming no gain or loss is recognized, the director's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. Any additional shares received upon exercise will result in the director recognizing taxable income equal to the fair market value of the shares on the date of exercise. The tax basis of the additional shares will be equal, in the aggregate, to the taxable income recognized by the director plus any cash paid. The tax holding period will begin on the day after the tax basis of the shares is determined. However, if the previously owned shares had been acquired on the exercise of an incentive stock option and the tax holding period requirement for those shares was not satisfied at the time they were used to exercise this Stock Option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income.

     Restricted Stock. When the restrictions on ownership and transferability (other than the mandatory holding period) lapse and the shares of Restricted Stock vest (or, in the case of shares received in payment of an annual committee chair's fee, when the shares are granted), the director will recognize taxable income in an amount equal to the fair market value of the Restricted Stock on that date. However, a director may make an election within 30 days of the grant date (or within 30 days of shareholder approval of the Amended Directors Plan for shares granted subject to such approval) under Section 83(b) of the Code to recognize the fair market value of the Restricted Stock as taxable income at the time of grant. If, however, the restrictions on ownership and transferability are not satisfied and the shares are forfeited, no taxable loss will be recognized. The director's tax basis in these shares will be the amount of income recognized. Dividends paid to a director on Restricted Stock prior to vesting are taxable income in the year received.

     At the time of any subsequent sale or other disposition of the shares, the director will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her tax basis in such shares. The capital gain or loss will be long-term or short-term, depending on the director's tax holding period for such shares.

     Ordinary Income Versus Capital Gains. The value of gains that are received from Stock Options and Restricted Stock are classified as either ordinary income or capital gains for federal income tax purposes. The Omnibus Budget Reconciliation Act of 1993 increased the individual top marginal income tax rate while the capital gains rate remained at 28%, with the limited exception for gains on qualified small business stock. Therefore, different tax rates apply to capital gains versus ordinary income (28% versus 39.6%).

     Westinghouse Tax Deduction. The Company will be entitled to a deduction for federal income tax purposes at the same time the director recognizes ordinary income under the rules described above.

     The foregoing is a summary only and applies only to United States federal income taxes. The law on which the above discussion is based is subject to change at any time.

     Other Provisions. The Amended Directors Plan also provides that Stock Options, Restricted Stock prior to the expiration of the Restriction Period, and rights to receive payments or distributions under the Amended Directors Plan are not assignable or transferable by a director, other than pursuant to certain domestic relations orders and certain limited transfers on a director's death. Stock acquired from exercising a Stock Option and shares of Restricted Stock after the lapse of the Restriction Period are also nontransferable prior to the end of the applicable mandatory holding period, with limited exceptions for domestic relations orders and death. The shares available under the Amended Directors Plan and the terms of awards and deferrals are subject to adjustment to reflect certain changes in the Company's common stock. The Amended Directors Plan can be terminated by the Board at any time and can be amended by the Board subject to certain timing and shareholder approval requirements stated in the plan.

     The Amended Directors Plan will be effective on the date on which it is approved by the holders of the Company's common stock. If the Amended Directors Plan is not approved, the current Directors Plan, without the amendment, will remain in effect.

     The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote to approve the amendment unless a contrary direction is indicated on the proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE DEFERRED COMPENSATION AND STOCK PLAN FOR DIRECTORS.

     The favorable vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the matter at the Annual Meeting of Shareholders, is required to amend the Directors Plan.

4. SHAREHOLDER PROPOSAL: NON-EMPLOYEE DIRECTOR NOMINEE STOCK OWNERSHIP (Item 4 on proxy card)

     Westinghouse has been advised that M. Robert Paglee, the beneficial owner of 200 shares of common stock, residing at 863 Golf View Road, Moorestown, New Jersey 08057, will submit the following proposal at the meeting:

     WHEREAS A TRUSTEE of a public corporation must be capable of exercising sound judgment when creating or approving policies, strategies, and investments critical to the success of the enterprise, and is often entrusted with sensitive, privileged information restricted only to the highest levels of management, a total commitment in faith, interest and loyalty is absolutely essential.

     ACCORDINGLY, IT IS RECOMMENDED that the Board of Directors take the necessary steps to assure that any future candidate for nomination as a non-employee Director (following the 1996 Annual Meeting) would be the beneficial owner of at least one share of Westinghouse common stock (preferably more, depending on means) at the time when the individual shareholdings of all Director-nominees are reported in the Notice of Annual Meeting, and said nominees are being submitted for approval or disapproval by the voting shareholders.

     Statement of Proponent Supporting this Recommendation:

     The bottom-line measure of an individual's judgment, interest in a company and faith in its future is clearly evidenced by investment in its stock. This has not always been the case for Westinghouse Director-nominees in the recent past, particularly in 1995. Purchasing a single share, (even less than most shareholders have done using their own hard-earned savings), should not represent an unacceptable risk or financial hardship, and if the nominee has sufficient means, purchasing one or more "round lots" would be even more desirable.

     But it is not the purpose of this proposal to establish an "investment quota"; it is the principle that matters, far more than the amount. How can a Director-nominee represent the best interests of shareholders if he/she is apparently so insensitive and indifferent toward our corporation as to be unwilling to bother to purchase a single share even when the suggested candidacy for nomination is being discussed, offered and accepted? Surely there is sufficient time between acceptance and the printing of said Notice to permit such a purchase by a truly interested and enthusiastic nominee.

     If you, my fellow shareholders, believe that all our Director-nominees should show a modicum of interest by having at least a small measure of their own personal savings at risk, just as our own savings are at risk, then please vote in favor of this common-sense proposal.

THE RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board believes that a person who has the qualifications and characteristics necessary to be an effective director should be eligible for nomination to the Board regardless of whether the nominee owns Westinghouse stock prior to being elected. The interests of the Company and its shareholders are not served by excluding qualified candidates who do not own shares of Westinghouse stock. In considering candidates for nomination, the Board evaluates an individual's judgment, experience, knowledge, background, and willingness to commit the time and effort needed to be an effective director. The Board does not believe that such qualities are a function of an individual's shareholdings prior to joining the Board.

     It is also the Company's general experience that persons nominated to the Board own substantially more than one share of Westinghouse stock or acquire well in excess of one share of stock within a few months of being elected to the Board. Furthermore, under the proposed amendment to the Deferred Compensation and Stock Plan for Directors outlined in this proxy statement, all of the non-employee directors of the Company would receive one-half of their annual compensation in the form of equity of the Company. This change would increase the equity interests of all directors in the Company and thereby further align the interests of directors and shareholders. The Board thus believes that this shareholder proposal would impose an unnecessary requirement on director nominees.

     The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote against the proposed resolution unless a contrary direction is indicated on the proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSED RESOLUTION.

     The favorable vote of a majority of the votes cast on this proposal is required for passage.

5. SHAREHOLDER PROPOSAL: NUMBER OF BOARDS ON WHICH DIRECTORS SERVE (Item 5 on proxy card)

     Westinghouse has been advised that Harold and Sheila Kurte, residing at 2701 Edgewater Court, Fort Lauderdale, Florida 33332, the beneficial owners of 1,600 shares of common stock, will submit the following proposal at the meeting:

     Whereas We Believe:

     The responsible governance of a corporation is directly related to the amount of time and attention that its directors devote to their duties.

     Shareholder interest is best served by a board whose directors can give fully of both their time and talents to the management of this corporation.

     The independence of the board of directors is open to question when its directors hold too many outside directorships and are constrained in their ability to fully contribute to the affairs of the Westinghouse Electric Corporation.

     And Whereas:

     At present there exists at this corporation the condition where certain directors are obviously constrained in their ability to contribute their full and undivided attention to the duties entrusted to them by the shareholders of the corporation.

     In fact according to the 1995 Westinghouse Notice of Annual Meeting and Proxy Statement, one director of the corporation at present serves as a director of no less than twelve (12) other for profit corporations.

     Hereby Be It Resolved:

     No member of the Westinghouse Board of Directors may serve on the board of more than five (5) other for profit corporations. All directors who serve on the board of more than five (5) other for profit corporations have until the 1997 annual meeting to resign from whichever board(s) they see fit. Failing to do so, a director is hereby declared ineligible to serve as a director of the corporation.

     Supporting Statement

     We invite the company and its shareholders to endorse this proposal at the 1996 annual meeting. We feel that the adoption of this proposal will eliminate any conflicts, divided loyalties, etc. any director may have.

     We believe given the number of board and committee meetings held by a corporation, it does not behoove the best interests of either the company or its shareholders if its directors serve on the boards of more than a total of 6 for profit corporations.

     We also believe that this proposal will provide the nominating and governance committee of the board of directors increased powers to seek more independent nominees as potential candidates. Given the disappointing performance of the company in the past, these nominees will bring fresh insight to the running of the company and contribute to its future success.

     This proposal does not serve to restrict the ability of the corporation's directors of serving as trustees or directors of not for profit organizations (i.e. charities), but hereby encourage it by recognizing the importance of community involvement.

THE RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board does not believe that it is appropriate to establish an arbitrary standard based on the number of for profit corporation boards on which a director serves for determining whether a director is eligible to serve on the Board. In evaluating a candidate for potential service as a director, the Board examines a candidate's willingness and ability to commit the time and effort needed to be an effective director. Each of the directors of the Company has a proven record for meeting commitments and obligations and is fully committed to fulfilling his or her duties to the Company and its shareholders. The record of attendance and participation by the directors at Board and committee meetings reflects their dedication and commitment to the Company. The Board believes that shareholders should evaluate and vote for directors on the basis of their qualifications and actual service to the Company, and not arbitrarily exclude a director from service because of the number of other for profit corporation boards on which such director serves.

     Furthermore, the Board does not agree with the claim that the number of outside directorships affects the independence of a director or creates conflicts of interests or divided loyalties. The Company carefully reviews the other board memberships of its directors and, when a matter is presented to the Board that involves a company on whose board a director of the Company also serves, that director does not participate in any discussion or vote.

     Finally, the Board believes that the experience directors gain through service on other boards is an asset, not a liability, for the Company. By establishing an arbitrary limit on the number of other for profit corporation boards on which a director can serve, the proposal would limit the pool of candidates who could serve on the Board and reduce the diversity of experience of members of the Board. Such a requirement would also result in a loss to the Company of the experience and knowledge of those directors who would be ineligible to serve on the Board because they did not resign from the requisite number of other boards.

     The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote against the proposed resolution unless a contrary direction is indicated on the proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSED RESOLUTION.

     The favorable vote of a majority of the votes cast on this proposal is required for passage.

6. SHAREHOLDER PROPOSAL: BASE SALARY TIED TO STOCK VALUE/BONUSES (Item 6 on proxy card)

     Westinghouse has been advised that Rollin R. Brandenburg and Elaine M. Brandenburg, residing at 2715 Russell Road, Winthrop Harbor, Illinois 60096-1103, the beneficial owners of 3,780 shares of common stock, will submit the following proposal at the meeting:

     This year again, the Stockholders of Westinghouse Electric Corporation will be asked to have faith and trust in the leadership of the Corporation. However, the Stockholders are again paying for the poor management practices that have taken place over the past decade, i.e. Stock Prices have remained virtually stagnant for the past year and dividends are unchanged. At the same time, the previous leaders of the Corporation have walked away with high salaries and lavish long term bonuses that are not affected by these same poor leadership practices.

     It is time for the Board of Directors to hold themselves and Senior Level Executives of the Corporation to the same standard that Hourly and Professional Employees adhere to, namely that their actions must be proven to be correct before they are rewarded for these actions. We as Stockholders have paid a severe price for Lawsuits, Real Estate Investments and Customers replacing equipment made by Competing Companies, while these past leaders are enjoying the fruits of failed faith and trust.

     We recommend that:

     The Board of Directors review their Executive compensation basis and consider the Stockholders, that must bear the brunt of poor leadership while making these decisions, similar to the following:

     All Annual Base Salaries of Executives be tied to stock performance for the previous year, e.g. an increase in stock value for the previous year warrants an increase in base salary, while a similar decrease in stock value warrants an equal reduction in base salary.

     All bonuses to Executives be held until the basis for the bonus has proven to be profitable, e.g. the proposed CBS purchase may or may not be profitable. If it is, a bonus is proper, if it is not any bonus based on that decision must be rescinded.

THE RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board believes that it is in the best interests of the Company and its shareholders to link compensation, particularly for executives, to corporate performance and increases in shareholder value. At the same time, the Company must have the ability to attract, retain and motivate high-quality executives and other employees through compensation plans that are competitive as measured against industry norms and that reward employees for their individual job performance. The Company believes that its compensation plans and policies achieve these goals and that the interests of the Company and its shareholders would be adversely affected if the Company were to operate under the standards sought to be imposed by this proposal.

     The Company's current executive compensation program was carefully developed under the auspices of the Compensation Committee, which is comprised exclusively of outside independent directors. Executive compensation is closely linked to corporate and individual performance and rewards executives for the achievement of performance goals designed to increase shareholder value. By requiring annual base salary to be adjusted on the basis of stock performance for the previous year and tying bonuses to a vague standard, this proposal neglects a whole range of operational and financial goals of the Company that could enhance shareholder value and fails to recognize significant contributions made by executive officers.

     The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote against the proposed resolution unless a contrary direction is indicated on the proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSED RESOLUTION.

     The favorable vote of a majority of the votes cast on this proposal is required for passage.

VOTING INFORMATION

     Under Pennsylvania law and the Company's Restated Articles of Incorporation and by-laws, the presence of a quorum is required to transact business at the 1996 Annual Meeting of Shareholders. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast at the meeting. Abstentions, votes withheld from director nominees, and broker-dealer non-votes will be counted for purposes of determining a quorum.

     Assuming the presence of a quorum, (i) the eleven nominees for director receiving the highest number of votes will be elected directors, (ii) the affirmative vote of a majority of the common shares present, either in person or by proxy, and entitled to vote is required to approve the amendment to the Directors Plan, and (iii) the affirmative vote of a majority of the common shares cast by the shareholders is required for the election of independent accountants and for the adoption of the shareholder proposals.

     Abstentions and broker-dealer non-votes are not votes "cast" in connection with the election of independent accountants or the adoption of the shareholder proposals. Therefore, they have the practical effect of reducing the number of affirmative votes required to achieve a majority in each of these matters.

     Abstentions are considered as present and entitled to vote in determining the number of votes required to approve the amendment to the Directors Plan. An affirmative vote of a majority of all shares present and entitled to vote is required to amend the Directors Plan. Therefore, an abstention with respect to the amendment will have the same effect as a vote against such amendment.

SHAREHOLDER PROPOSAL SUBMISSIONS

     To be considered for inclusion in the proxy materials relating to the 1997 Annual Meeting of Shareholders, shareholder proposals must be received at the principal executive offices of Westinghouse on or before November 12, 1996.

SOLICITATION OF PROXIES

     This solicitation of proxies is made on behalf of the Board of the Company. Solicitation will be by mail, except for any personal solicitation made orally or in writing by or under the direction of directors, officers and employees of Westinghouse. The cost of solicitation, including the cost of any such personal solicitation, will be paid by the Company. Westinghouse may request persons, such as brokers, nominees and fiduciaries, holding stock in their names to forward proxy materials to the beneficial owners and it will reimburse such persons for their reasonable expenses incurred in doing so. In addition, Westinghouse has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, for a fee of $12,000 plus incidental and related expenses, to assist in providing proxy materials to brokers, nominees, fiduciaries and individuals (other than officers of the Company) holding sizable amounts of stock and in soliciting proxies from them.

     A shareholder giving a proxy has the power to revoke the proxy by delivering written notice of revocation to the Corporate Secretary prior to the time voting is declared closed or by attending the meeting and voting in person. All proxies will be voted if properly signed, received by the Corporate Secretary prior to the time voting is declared closed, and not revoked prior to that time.

     As of the time of preparation of this proxy statement, the Board knows of no matter, other than those described in the foregoing paragraphs, that will be presented at the 1996 Annual Meeting of Shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     March 12, 1996

EXHIBIT A

     DEFERRED COMPENSATION AND STOCK PLAN FOR DIRECTORS
     (as amended as of April 24, 1996)

SECTION 1.  INTRODUCTION

     1.1 Establishment. Westinghouse Electric Corporation, a Pennsylvania corporation (the "Company"), has established the Deferred Compensation and Stock Plan for Directors as amended as of April 24, 1996 (the "Plan") for those directors of the Company who are neither officers nor employees of the Company. The Plan provides, among other things, for the payment of specified portions of the Annual Director's Fee in the form of Stock Options and Restricted Stock and for the payment of the Annual Committee Chair's Fee in the form of Restricted Stock, and the opportunity for the Directors to defer receipt of all or a part of their cash compensation. Unless otherwise provided for herein, the term Company includes Westinghouse Electric Corporation and its subsidiaries.

     1.2 Purposes. The purposes of the Plan are to encourage Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of Director performance, and to provide a financial incentive that will help attract and retain the most qualified Directors.

SECTION 2.  DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

     (a) "ANNUAL COMMITTEE CHAIR'S FEE" means the annual amount established from time to time by the Board as the annual fee to be paid to Directors for their services as chairs of standing committees of the Board.

     (b) "ANNUAL DIRECTOR'S FEE" means the annual amount (which may be prorated for a Director serving less than a full calendar year, as in the case of a Director who will be retiring or not standing for reelection at the annual meeting of shareholders or a Director joining the Board after the beginning of the year) established from time to time by the Board as the annual fee to be paid to Directors for their services as directors.

     (c) "ATTENDANCE PERCENTAGE" for a Director with respect to a particular Grant Year means the percentage of the aggregate of all meetings of the Board and committees of which the Director was a member held during the Grant Year (or, for Directors who are elected after the beginning of the Grant Year, Directors who retire at the annual meeting of shareholders (as described in the Company's By-laws) held during the Grant Year, Directors who do not stand for reelection at the annual meeting of shareholders held during the Grant Year, or Directors who die during the Grant Year, the aggregate of all such meetings held for the portion of the Grant Year during which the Director served as a director), excluding any meeting not attended because of illness, which were attended by the Director. In the event that a Director ceases to be a director at any time during the Grant Year for any reason other than retirement at the annual meeting of shareholders, not standing for reelection at the annual meeting of shareholders, or death, all meetings held during the Grant Year of the Board and committees of which he was a member at the time of termination of service will continue to be included as meetings when calculating the Attendance Percentage.

     (d)     "BOARD" means the Board of Directors of the Company.

     (e) "CASH ACCOUNT" means the account established by the Company in respect of each Director pursuant to Section 6.3 hereof and to which deferred cash compensation has been or will be credited pursuant to the Plan.

     (f) "CAUSE" means any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its direct or indirect majority-owned subsidiaries.

     (g)     "CHANGE IN CONTROL" shall have the meaning assigned to it in
Section 9.2 hereof.

     (h) "COMMITTEE" means the Compensation Committee of the Board or any successor established by the Board.

     (i) "COMMON STOCK EQUIVALENT" means a hypothetical share of Stock which shall have a value on any date equal to the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on that date, except as otherwise provided under Section 9.1.

     (j) "COMMON STOCK EQUIVALENT AWARD" means an award of Common Stock Equivalents granted to a Director pursuant to Section 5 of the Plan prior to its amendment as of April 26, 1995.

     (k) "DEBENTURE" means a hypothetical debenture of the Company that has a face value of $100, bears interest at a rate equal to the ten-year U.S. Treasury Bond rate (prior to January 1, 1995, the seven-year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which deferred amounts are earned, and is convertible into Stock at a conversion rate determined by dividing $100 by the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on the date the Debenture is credited to the Deferred Debenture Account pursuant to Section 6.3 hereof.

     (l) "DEFERRED DEBENTURE ACCOUNT" means the account established by the Company in respect of each Director pursuant to Section 6.3 hereof and to which has been or will be credited Debentures and other amounts pursuant to the Plan.

     (m) "DEFERRED STOCK ACCOUNT" means the account established by the Company in respect of each Director pursuant to Section 5.2 hereof and to which has been or will be credited Common Stock Equivalents pursuant to the Plan.

     (n) "DIRECTOR" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such.

     (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     (p) "FAIR MARKET VALUE" means the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange (or such successor reporting system as shall be selected by the Committee) on the relevant date or, if no sale of the Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales.

     (q) "GRANT DATE" means, as to a Stock Option Award, the date of grant pursuant to Section 7.1 and as to a Restricted Stock Award, the date of grant pursuant to Section 8.1.

     (r) "GRANT YEAR" means, as to a particular award, the calendar year in which the award was granted.

     (s) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     (t) "RESTRICTED STOCK" means shares of Stock awarded to a Director pursuant to Section 8 and subject to certain restrictions in accordance with the Plan.

     (u) "RESTRICTED STOCK AWARD" means an award of shares of Restricted Stock granted to a Director pursuant to Section 8 of the Plan.

     (v)     "STOCK" means the common stock, $1.00 par value, of the Company.

     (w) "STOCK OPTION" means a non-statutory stock option to purchase shares of Stock for a purchase price per share equal to the Exercise Price (as defined in Section 7.2(a)) in accordance with the provisions of the Plan.

     (x) "STOCK OPTION AWARD" means an award of Stock Options granted to a Director pursuant to Section 7 of the Plan.

     (y) "STOCK OPTION VALUE" means the value of a Stock Option for one share of Stock on the relevant date as determined by an outside firm selected by the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3.  PLAN ADMINISTRATION

     (a) The Plan shall be administered by the Committee. The members of the Committee shall be members of the Board appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

     The Committee shall keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the members of the Committee. The Committee shall make appropriate reports to the Board concerning the operations of the Plan.

     (b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the price thereof or the time at which such awards are to be granted, establish the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be "disinterested persons" within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended, or any successor rule.

     (c) The Company shall be the sponsor of the Plan. All expenses associated with the Plan shall be borne by the Company.

SECTION 4.  STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. 600,000 shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan, subject to adjustment and substitution as set forth in this Section 4. This authorization may be increased from time to time by approval of the Board and, if such approval is required, by the shareholders of the Company. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2 Other Shares of Stock. Any shares of Stock that are subject to a Common Stock Equivalent Award, a Stock Option Award, a Restricted Stock Award or a Debenture and which are forfeited, any shares of Stock that for any other reason are not issued to a Director, and any shares of Stock tendered by a Director to pay the Exercise Price of a Stock Option shall automatically become available again for use under the Plan if Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule, and interpretations thereof by the Securities and Exchange Commission or its staff permit such share replenishment.

     4.3 Adjustments Upon Changes in Stock. If there shall be any change in the Stock of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of any awards or Debentures under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.

SECTION 5.  COMMON STOCK EQUIVALENT AWARDS

     5.1 Grants of Common Stock Equivalent Awards. Common Stock Equivalents equal to a fixed number of shares of Stock were granted automatically to Directors on a formula basis under Section 5.1 of the Plan prior to its amendment as of April 26, 1995. All Common Stock Equivalents granted pursuant to
Section 5.1 prior to its amendment as of April 26, 1995 shall be subject to adjustment as provided in Section 4.3.

     5.2 Deferred Stock Account. A Deferred Stock Account has been established for each Director elected prior to the annual meeting of shareholders held in 1995. The Deferred Stock Account shall consist of compensation in the form of Common Stock Equivalents which have been awarded to the Director hereunder by the Company plus Common Stock Equivalents credited to the Deferred Stock Account in respect of dividends and other distributions on the Stock pursuant to Sections 5.3 and 5.4.

     5.3 Hypothetical Investment. Compensation awarded hereunder in the form of Common Stock Equivalents is assumed to be a hypothetical investment in shares of Stock, and will be subject to adjustment to reflect stock dividends, splits and reclassifications and as otherwise set forth in Section 4.3.

     5.4 Hypothetical Dividends. Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Such Common Stock Equivalents shall be subject to adjustment as provided in Section 4.3. Fractional shares shall be credited to a Director's Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director's Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.6.

     5.5 Statement of Account. A statement will be sent to each Director as to the balance of his Deferred Stock Account at least once each calendar year.

     5.6 Payment of Deferred Stock. Upon termination of services as a director, the balance of the Director's Deferred Stock Account shall be paid to such Director in Stock in January of the year following the year of termination of services as a director on the basis of one share of Stock for each Common Stock Equivalent in such Director's Deferred Stock Account.

     5.7 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Deferred Stock Account is fully paid to him, payment of the balance of the Director's Deferred Stock Account shall then be made to the beneficiary designated by the Director pursuant to Section 5.8, or to his estate in the absence of such a beneficiary designation, in the time and manner selected by the Committee. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferred Stock Account be paid to his estate in the manner requested by such application.

     5.8 Designation of Beneficiary. A Director may designate a beneficiary in a form approved by the Committee.

SECTION 6.  DEFERRAL OF COMPENSATION

     6.1 Amount of Deferral. A Director may elect to defer receipt of all or a specified portion of the cash compensation otherwise payable to the Director for services rendered to the Company as a director.

     6.2 Manner of Electing Deferral. A Director shall make elections permitted hereunder by giving written notice to the Company in a form approved by the Committee. The notice shall include: (i) the percentage of cash compensation to be deferred, which amount must be stated in whole increments of five percent; and (ii) the time as of which deferral is to commence.

     6.3 Accounts. A Cash Account and a Deferred Debenture Account has been or shall be established for each Director electing to defer hereunder. Each Cash Account shall be credited with the amounts deferred on the date such compensation is otherwise payable and shall be debited with the amount of any such compensation forfeited in accordance with applicable Board policy. Such deferred amounts shall accrue interest from time to time at a rate equal to the ten-year U.S. Treasury Bond rate (prior to January 1, 1995, the seven-year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which such deferred amounts are earned until the last trading day of the New York Stock Exchange prior to the regular January meeting of the Board (or, if no such meeting is held, until the first trading day of February) in the year following the year in respect of which deferred amounts are earned, at which time such deferred amounts, including interest, shall be invested in Debentures and credited to the Deferred Debenture Account. Deferred amounts shall be credited to the Deferred Debenture Account only in $100 amounts. Fractional amounts of $100 shall remain in the Cash Account and continue to accrue interest.

     6.4 Time for Electing Deferral. Any election to (i) defer cash compensation, (ii) alter the portion of such amounts deferred, or (iii) revoke an election to defer such amounts, must be made no later than six months prior to the time such compensation is earned by the Director or, if permitted by the rules under Section 16 of the Exchange Act, no later than six months prior to the time such deferred compensation is invested in Debentures and credited to the Deferred Debenture Account pursuant to Section 6.3. An election to commence a deferral may be made at any time in accordance with the procedures set forth in Section 6.2. Any election so made shall remain in effect beginning six months from the date of election until the Director ceases to be a director or six months from the date the Director elects in writing to change his election.

     6.5 Payment of Deferred Amounts. Payments from a Deferred Debenture Account shall be made in five consecutive annual installments beginning in the January following the Director's termination of service. Payments from a Deferred Debenture Account shall consist of accumulated interest on the Debentures (which amount shall only be payable in cash) plus the greater value of (i) the face value of the Debentures or (ii) the shares of Stock into which the Debentures are convertible. In the event the value of the payment is determined by the amount referred to in clause (i), payment shall be made in cash. In the event such value is determined by clause (ii), such payment shall be made in Stock, other than the value of fractional shares which will be paid in cash.

     6.6 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Cash Account or Deferred Debenture Account is fully paid to him, payment of the balance of the Cash Account or Deferred Debenture Account shall then be made to the beneficiary designated by the Director pursuant to Section 6.7, or to his estate in the absence of such a beneficiary designation, in the time and manner selected by the Committee. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Cash Account or Deferred Debenture Account be paid to his estate in the manner requested by such application.

     6.7 Designation of Beneficiary. A Director may designate a beneficiary in a form approved by the Committee.

SECTION 7.  STOCK OPTION AWARDS

     7.1     Grants of Stock Option Awards.

     (a) Stock Options for a fixed number of shares of Stock were granted automatically to Directors on a formula basis under Section 7.1(a) of the Plan prior to its amendment as of April 24, 1996.

     (b) Prior to the amendment of the Plan as of April 24, 1996, Stock Options for a fixed number of shares of Stock were granted automatically on a formula basis under Section 7.1(b) of the Plan to Directors serving as chairs of standing committees of the Board.

     (c) Beginning with the calendar year 1996, each Director will receive one-fourth of the value of his Annual Director's Fee in the form of a Stock Option Award. Such Stock Options shall be granted automatically each year on the last Wednesday in January of such year to each Director in office on such Grant Date. If a person is elected to the Board at any time after the last Wednesday in January of a given calendar year (beginning with 1996) but before the end of that calendar year, whether by action of the shareholders of the Company or the Board, such person upon becoming a Director shall be granted automatically one-fourth of the value of his Annual Director's Fee for that calendar year in the form of a Stock Option Award on the last Wednesday of the calendar month in which such person becomes a Director (or of the next following calendar month if such election occurs after the last Wednesday of the month). The total number of shares of Stock subject to any such Stock Option Award will be the number of shares determined by dividing the amount of the Annual Director's Fee to be paid in the form of a Stock Option Award by the Stock Option Value on the Grant Date, rounded up to the nearest whole share.

     (d) All Stock Options granted pursuant to Section 7.1 (whether before or after amendment of the Plan as of April 24, 1996) shall be subject to adjustment as provided in Section 4.3.

     7.2 Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions:

     (a) EXERCISE PRICE. The purchase price per share at which a Stock Option may be exercised ("Exercise Price") shall be determined as follows: on any Grant Date, (1) Stock Options for two-thirds of the option shares granted on the Grant Date shall have an Exercise Price per share equal to 100% of Fair Market Value on the Grant Date, and (2) Stock Options for the remaining one-third of the option shares granted on the Grant Date shall have an Exercise Price per share equal to 125% of Fair Market Value on the Grant Date.

     (b) EXERCISABILITY. Subject to the terms and conditions of the Plan and of the agreement referred to in Section 7.2(j), a Stock Option may be exercised in whole or in part upon notice of exercise to the Company, (1) as to any Stock Option granted on or prior to January 1, 1996, commencing on the first day after the Grant Date and until it terminates, and (2) as to any Stock Option granted after January 1, 1996 that vests as provided in Section 7.2(c), commencing on January 1 of the calendar year next following the Grant Year. During a Director's lifetime, a Stock Option may be exercised only by the Director or the Director's guardian or legal representative.

     (c) VESTING OF STOCK OPTION AWARDS. Stock Options granted on or prior to January 1, 1996 vest immediately on grant. Stock Options granted after January 1, 1996 will vest on January 1 of the calendar year next following the Grant Year (the "Option Vesting Date") if the Director has an Attendance Percentage of at least seventy-five percent (75%) for the Grant Year. In the event that a Director has an Attendance Percentage of less than seventy-five percent (75%) for a Grant Year, Stock Options granted in that Grant Year for a number of shares equal to the Director's Attendance Percentage for that year multiplied by the total number of option shares granted for that year (rounded up to the nearest whole share) will vest on the Option Vesting Date, and Stock Options granted in that Grant Year as to the remaining option shares will be forfeited and will terminate as of the Option Vesting Date. Notwithstanding anything to the contrary herein, (1) in the event that a director is removed from office for Cause, all outstanding Stock Options will be forfeited immediately as of the time the grantee is so removed from office, and (2) upon the occurence of a Change in Control, all outstanding Stock Options will vest and become immediately exercisable.

     (d)     MANDATORY HOLDING OF STOCK. Except as otherwise provided in Section
7.5 or Section 10, any Stock acquired on exercise of a Stock Option must be held by the grantee for a minimum of (1) three years from the date of exercise, (2) two years from the date the grantee ceases to be a director of the Company, or
(3) until the occurrence of a Change in Control, whichever first occurs (the "Option Shares Holding Period").

     (e) OPTION TERM. The term of a Stock Option (the "Option Term") shall be the period of (1) ten years from its Grant Date, or (2) until the Option Vesting Date for a Stock Option that does not vest as provided in Section 7.2(c), or (3) until the time the Stock Option is forfeited as provided in
Section 7.2(c)(1) in the event a director is removed from office for Cause, or
(4) until the date the Stock Option ceases to be exercisable as provided in
Section 7.2(h), whichever is earlier.

     (f) PAYMENT OF EXERCISE PRICE. Stock purchased on exercise of a Stock Option must be paid for as follows: (1) in cash or by check (acceptable to the Company), bank draft or money order payable to the order of the Company; (2) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the Exercise Price per share multiplied by the number of shares as to which the Stock Option is being exercised (the "Aggregate Exercise Price"); (3) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the Aggregate Exercise Price; or (4) by a combination of the permissible forms of payment; provided, however, that any portion of the Aggregate Exercise Price representing a fraction of a share must be paid in cash and no share of Stock held for less than six months may be delivered in payment of the Aggregate Exercise Price.

     (g) RIGHTS AS A SHAREHOLDER. The holder of a Stock Option will not have any of the rights of a shareholder with respect to any shares of Stock subject to the Stock Option until such shares are issued by the Company following the exercise of the Stock Option.

     (h) TERMINATION OF ELIGIBILITY. If a grantee ceases to be a director for any reason, any outstanding Stock Options shall be exercisable according to the following provisions:

     (1) If a grantee ceases to be a director for any reason other than removal for Cause or death, any outstanding Stock Options held by such grantee which are vested or which thereafter vest shall be exercisable by the grantee in accordance with their terms at any time prior to the expiration of the Option Term;

     (2) If a grantee is removed from office as a director of the Company for Cause, any outstanding vested Stock Options held by such grantee shall be exercisable by the grantee in accordance with their terms at any time prior to the earlier of (a) the time the grantee is so removed from office and (b) the expiration of the Option Term; and

     (3) Following the death of a grantee while a director or after the grantee ceased to be a director for any reason other than removal for Cause, any Stock Options that are outstanding and exercisable by such grantee at the time of death or which thereafter vest shall be exercisable in accordance with their terms by the person or persons entitled to do so under the grantee's will, by a properly designated beneficiary in the event of death, or by the person or persons entitled to do so under the applicable laws of descent and distribution at any time prior to the earlier of (a) the expiration of the Option Term and
(b) two years after the date of death.

     (i) TERMINATION OF STOCK OPTION. A Stock Option shall terminate on the earlier of (1) exercise of the Stock Option in accordance with the terms of the Plan, and (2) expiration of the Option Term as specified in Sections 7.2(e) and 7.2(h).

     (j) STOCK OPTION AGREEMENT. All Stock Options will be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

     (k)     GENERAL RESTRICTIONS.

     (1) The obligation of the Company to issue Stock pursuant to Stock Options under the Plan shall be subject to the condition that, if at any time the Company shall determine that (a) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Stock shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not acceptable to the Company.

     (2) Shares of Stock for use under the provisions of this Section 7 shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

Subject to the foregoing provisions of this Section 7.2 and the other provisions of the Plan, any Stock Option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined by the Committee, in its discretion, and set forth in the agreement referred to in
Section 7.2(j), or an amendment thereto; provided, however, that in no event shall the Committee or the Board have any power or authority which would cause the Directors to cease to be "disinterested persons" or would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3, as such rule may be amended, or any successor rule.

     7.3 Annual Statement. A statement will be sent to each Director as to the status of his Stock Options at least once each calendar year.

     7.4 Designation of a Beneficiary. A Director may designate a beneficiary to hold and exercise outstanding Stock Options in accordance with the Plan in the event of the Director's death.

     7.5 Holding Period Applicable to a Deceased Grantee's Estate. As long as at least six months have elapsed since the Grant Date, a properly designated beneficiary, or a person holding a Stock Option under a deceased grantee's will or under the applicable laws of descent or distribution, exercising a Stock Option in accordance with Section 7.2(h) will not be subject to the Holding Period with respect to shares of Stock received on exercise of a Stock Option.

SECTION 8.  RESTRICTED STOCK AWARDS.

     8.1     Grants of Restricted Stock Awards.

     (a) Beginning with the calendar year 1996, each Director will receive one-fourth of the value of his Annual Director's Fee in the form of a Restricted Stock Award. Such Restricted Stock shall be granted automatically each year to each Director in office on such Grant Date. If a person is elected to the Board at any time after the last Wednesday in January of a given calendar year (beginning with 1996) but before the end of that calendar year, whether by action of the shareholders of the Company or the Board, such person upon becoming a Director shall be granted automatically one-fourth of the value of his Annual Director's Fee for that calendar year in the form of a Restricted Stock Award on the last Wednesday of the calendar month in which such person becomes a Director (or of the next following calendar month if such election occurs after the last Wednesday of the month).

     (b) Beginning with the calendar year 1996, each Director who is the chair of a standing committee of the Board will receive the full value of his Annual Committee Chair's Fee in the form of a Restricted Stock Award. Such Restricted Stock shall be granted automatically each year immediately following the annual meeting of shareholders and the organization meeting of the Board related to such annual meeting of shareholders, beginning with the annual meeting of shareholders and related organization meeting held in 1996, to each Director who is elected at such organization meeting to serve as the chair of a standing committee of the Board.

     (c) The total number of shares of Stock representing any such Restricted Stock Award will be the number of shares determined by dividing the amount of the Annual Director's Fee or the Annual Committee Chair's Fee, as the case may be, to be paid in the form of a Restricted Stock Award by the Fair Market Value of a share of Stock on the Grant Date, rounded up to the nearest whole share.

     (d) Restricted Stock granted pursuant to Section 8.1 shall be subject to adjustment as provided in Section 4.3.

     8.2 Terms and Conditions of Restricted Stock. Restricted Stock granted under the Plan shall be subject to the following terms and conditions:

     (a) RESTRICTION PERIOD. Restricted Stock will be subject to a Restriction Period ("Restriction Period") beginning on the Grant Date and continuing through December 31 of the Grant Year.

     (b)     VESTING.

     (1) Except as set forth in Section 8.2(b)(3), a Director's right to ownership in shares of Restricted Stock granted to a Director pursuant to
Section 8.1(a) will vest on the January 1 immediately following the expiration of the Restriction Period for such shares (the "Restricted Stock Vesting Date") if the Director has an Attendance Percentage of at least seventy-five percent (75%) for the Grant Year. In the event that a Director has an Attendance Percentage of less than seventy-five percent (75%) for the Grant Year, a number of shares of Restricted Stock equal to the Director's Attendance Percentage for the Grant Year multiplied by the total number of shares of Restricted Stock granted pursuant to Section 8.1(a) during the Grant Year (rounded up to the nearest whole share) will vest on the Restricted Stock Vesting Date and the remaining shares of Restricted Stock granted pursuant to Section 8.1(a) during the Grant Year will be forfeited as of the Restricted Stock Vesting Date.

     (2) Except as set forth in Section 8.2(b)(3), a Director's right to ownership in shares of Restricted Stock granted to a committee chair pursuant to
Section 8.1(b) will vest on the Restricted Stock Vesting Date.

     (3) Notwithstanding anything to the contrary herein, (i) in the event that a director is removed from office for Cause prior to the Restricted Stock Vesting Date, all of such Director's shares of Restricted Stock that have not yet vested will be forfeited immediately as of the time the grantee is so removed from office and the Company will have the right to complete the blank stock power described below with respect to such shares, and (ii) upon the occurrence of a Change in Control, all shares of Restricted Stock that have not yet vested will immediately vest.

     (c) ISSUANCE OF SHARES. On the Grant Date, a certificate representing the shares of Restricted Stock will be registered in the Director's name and deposited by the Director, together with a stock power endorsed in blank, with the Company. Subject to the transfer restrictions set forth in Section 8.2(d) and to the last sentence of this Section 8.2(c), the Director as owner of shares of Restricted Stock will have the rights of the holder of such Restricted Stock during the Restriction Period. Following expiration of the Restriction Period, on the Restricted Stock Vesting Date, vested shares of Restricted Stock will be redelivered by the Company to the Director and non-vested shares of Restricted Stock will be forfeited and the Company will have the right to complete the blank stock power with respect to such shares. For shares of Restricted Stock granted prior to the effective date of the Plan as set forth in Section 14, no certificate will be issued, such shares will not be issued and outstanding, and the Director will not have any of the rights of the owner of the shares until such effective date has occurred.

     (d) TRANSFER RESTRICTIONS; MANDATORY HOLDING OF STOCK. Except as otherwise provided in Section 8.5 or Section 10, shares of Restricted Stock are not transferable during the Restriction Period. Once the Restriction Period lapses and shares vest, except as otherwise provided in Section 8.5 or Section 10, shares acquired as a Restricted Stock Award must be held by the grantee for a minimum of: (1) three years from the Grant Date, (2) two years from the date the grantee ceases to be a director of the Company, or (3) until the occurrence of a Change in Control, whichever first occurs (the "Restricted Shares Holding Period").

     (e) RESTRICTED STOCK AGREEMENT. All Restricted Stock Awards will be confirmed by an agreement, or an amendment thereto, which will be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

     (f)     GENERAL RESTRICTIONS.

     (1) The obligation of the Company to issue shares of Restricted Stock under the Plan shall be subject to the condition that, if at any time the Company shall determine that (a) the listing, registration or qualification of shares of Restricted Stock upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Restricted Stock shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not acceptable to the Company.

     (2) Shares of Stock for use under the provisions of this Section 8 shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

     Subject to the foregoing provisions of this Section 8.2 and the other provisions of the Plan, any shares of Restricted Stock granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined by the Committee, in its discretion, and set forth in the agreement referred to in Section 8.2(e), or an amendment thereto; provided, however, that in no event shall the Committee or the Board have any power or authority which would cause the Directors to cease to be "disinterested persons" or would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3, as such rule may be amended, or any successor rule.

     8.3 Annual Statement. A statement will be sent to each Director as to the status of his Restricted Stock at least once each calendar year.

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

     8.4 Designation of a Beneficiary. A Director may designate a beneficiary to hold shares of Restricted Stock in accordance with the Plan in the event of the Director's death.

     8.5 Holding Period Applicable to a Deceased Grantee's Estate. As long as at least six months have elapsed since the Grant Date, a properly designated beneficiary, or a person holding shares of Restricted Stock under a deceased grantee's will or under the applicable laws of descent or distribution, will not be subject to the Restricted Shares Holding Period with respect to such shares of Restricted Stock.

SECTION 9.  CHANGE IN CONTROL

     9.1 Settlement of Compensation. In the event of a Change in Control of the Company as defined herein, (a) to the extent not already vested, all Stock Option Awards, Restricted Stock Awards and other benefits hereunder shall be vested immediately; and (b) the value of all unpaid benefits and deferred amounts shall be paid in cash to PNC Bank, National Association, the trustee pursuant to a trust agreement dated as of June 22, 1995, as amended from time to time, or any successor trustee, or otherwise on such terms as the Committee may prescribe or permit. For purposes of this Section 9.1, the value of deferred amounts shall be equal to the sum of (i) the value of all Common Stock Equivalent Awards then held in such Director's Deferred Stock Account (the value of which shall be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the 30 days immediately preceding the Change in Control), (ii) the value of the Director's Cash Account, and (iii) the greater value of (x) the cash amount equal to the face value of the Debentures plus cash equal to accrued interest or (y) the number of shares of Stock into which the Debentures are convertible (the value of which shall be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the 30 days immediately preceding the Change in Control), plus cash equal to accrued interest.

     9.2 Definition of Change in Control. A Change in Control shall mean the occurrence of one or more of the following events:

     (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

     (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company; or

     (c) (i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Stock of the Company (or securities convertible into the Company's Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Stock (or securities convertible into Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

     (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

SECTION 10.  ASSIGNABILITY

     The right to receive payments or distributions hereunder (including any "derivative security" issued pursuant to the Plan, as such term is defined by the rules promulgated under Section 16 of the Exchange Act), any shares of Restricted Stock granted hereunder during the Restriction Period, and any Stock Options granted hereunder shall not be transferable or assignable by a director other than by will, by the laws of descent and distribution, to a properly designated beneficiary in the event of death, or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder. In addition, Stock acquired on exercise of a Stock Option shall not be transferable prior to the end of the applicable Option Shares Holding Period, if any, set forth in Sections 7.2(d) and 7.5, and Stock acquired as Restricted Stock shall not be transferable prior to the end of the applicable Restricted Shares Holding Period, if any, set forth in Sections 8.2(d) and 8.5, in either case other than by will, by transfer to a properly designated beneficiary in the event of death, by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies
Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder.

SECTION 11.  RETENTION; WITHHOLDING OF TAX

     11.1 Retention. Nothing contained in the Plan or in any Stock Option Award or Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the Company to remove any director from the Board pursuant to the Restated Articles of Incorporation and the By-laws of the Company, nor confer upon any director any right to continue in the service of the Company.

     11.2 Withholding of Tax. To the extent required by applicable law and regulation, each director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to any payment or any delivery of Stock hereunder before the Company shall be required to make such payment or issue (or, in the case of Restricted Stock, deliver) such shares under the Plan.

SECTION 12.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements and provided further, that, unless otherwise permitted by the rules under Section 16 of the Exchange Act, no amendment or modification shall be made more than once every six months that would change the amount, price, or timing of the Common Stock Equivalent Awards, Stock Option Awards or Restricted Stock Awards hereunder, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

SECTION 13.  REQUIREMENTS OF LAW

     13.1 Federal Securities Law Requirements. Implementation and interpretations of, and transactions pursuant to, the Plan shall be subject to all conditions required under Rule 16b-3, as such rule may be amended, or any successor rule, to qualify such transactions for any exemption from the provisions of Section 16(b) of the Exchange Act available under that rule, or any successor rule, and to permit the Directors to be "disinterested persons" within the meaning of that rule, or any successor rule, insofar as the Plan or its implementation shall impact such disinterested status.

     13.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

SECTION 14.  EFFECTIVE DATE OF AMENDMENT

     The Plan shall be effective on the date on which the amendment to the Deferred Compensation and Stock Plan for Directors is approved by the common shareholders of the Company. Automatic grants of Stock Options and Restricted Stock to Directors for Annual Director's Fees will begin on January 31, 1996 but are subject to such shareholder approval, and, in the case of Restricted Stock Awards, such shares shall not be issued and outstanding until such approval is obtained. In the event that the amendment is not so approved, the Deferred Compensation and Stock Plan for Directors as in effect prior to the amendment shall remain in full force and effect, and the automatic grants made on January 31, 1996 shall be null and void.

     The Plan shall not preclude the adoption by appropriate means of any other compensation or deferral plan for directors.

[ X ]  PLEASE MARK YOUR                                                 4568
       VOTES IN THIS
       MANNER.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED BELOW, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ITEMS 1, 2, AND 3 AND AGAINST ITEMS 4, 5 AND 6, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER
THAT MAY PROPERLY COME BEFORE THE MEETING.
______________________________________________________________________________


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

______________________________________________________________________________

                        FOR    WITHHELD                                                               FOR     AGAINST     ABSTAIN
1.  Election of        [   ]    [   ]                              2.  The election of indepen-      [   ]     [   ]       [   ]
    Directors.                                                         dent accountants.
    (see reverse)


FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):           3.  Amendment to the              [   ]     [   ]       [   ]
                                                                       Deferred Compensation
                                                                       and Stock Plan for
______________________________________________________                 Directors.


                                           FOR    AGAINST    ABSTAIN
4.  Shareholder Proposal:                 [   ]    [   ]      [   ]
    Non-Employee Director
    Nominee Stock Ownership.

5.  Shareholder Proposal:                 [   ]    [   ]      [   ]
    Number of Boards on Which
    Directors Serve.

6.  Shareholder Proposal:                 [   ]    [   ]      [   ]
    Base Salary Tied to Stock
    Value and Bonuses.

If you plan to attend the Annual Meeting,                     [   ]
please check this box.


If you receive more than one Annual Report                    [   ]
at the address set forth on this proxy card and have no need for the extra copy, please check the box at the right. This will not affect the distribution of dividends or proxy statements.

Change of Address                                             [   ]
(on reverse).


SIGNATURE(S)___________________________________  DATE ____________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-----------------------------------------------------------------------------
                          DETACH PROXY CARD HERE

                                    PROXY


                      WESTINGHOUSE ELECTRIC CORPORATION

 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS,
                             APRIL 24, 1996

                (See Proxy Statement for discussion of items.)


The undersigned hereby appoints Michael H. Jordan, Gary M. Clark and Louis J. Briskman, and each of them, jointly and severally, with power of substitution, to vote all shares of common stock which the undersigned is entitled to vote on all matters which may properly come before the 1996 Annual Meeting of Shareholders of Westinghouse Electric Corporation, or any adjournment thereof. If you are a participant in the Westinghouse Savings Program, The Knoll Group Retirement Savings Plan, or the Westinghouse de Puerto Rico Retirement Savings Plan, this proxy card will also constitute voting instructions to the Trustees under these plans.


Election of Directors. Nominees:                      (change of address)
Frank C. Carlucci, Robert E. Cawthorn,
Gary M. Clark, George H. Conrades,             _________________________________
William H. Gray III, Michael H. Jordan,        _________________________________
David K. P. Li, David T. McLaughlin,           _________________________________
Richard R. Pivirotto, Paula Stern and          _________________________________
Robert D. Walter.                              _________________________________
                                               (If you have written in the
                                               above space, please mark the
                                               corresponding box on the reverse
                                               side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.


                                                                  SEE REVERSE
                                                                      SIDE


-------------------------------------------------------------------------------
                            DETACH PROXY CARD HERE